                                                                  Exhibit 10.72

--------------------------------------------------------------------------------

                           FIRST AMENDED AND RESTATED
                        ASSET INTEREST TRANSFER AGREEMENT



                          DATED AS OF OCTOBER 31, 2001


                                      AMONG


                           WPS RECEIVABLES CORPORATION
                                  AS TRANSFEROR


                                       AND


                             WESTPOINT STEVENS INC.
                               AS INITIAL SERVICER


                                       AND


                      BLUE RIDGE ASSET FUNDING CORPORATION
                                  AS TRANSFEREE


                                       AND


                   NORTH AMERICAN CAPACITY INSURANCE COMPANY,
                                   AS INSURER


                                       AND


                               WACHOVIA BANK, N.A.
                                AS ADMINISTRATOR

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I
TRANSFERS AND REINVESTMENTS
         SECTION 1.01      Commitments to Transfer; Limits on Transferee's Obligations..........................-2-
         SECTION 1.02      Transfer Procedures; Assignment of Transferee's Interests............................-2-
         SECTION 1.03      Collections Prior to the Termination Date; Collections Following the Termination
                           Date.................................................................................-3-
         SECTION 1.04      Asset Interest.......................................................................-5-
         SECTION 1.05      Adjustments of Transfer Limit........................................................-6-


ARTICLE II
COMPUTATIONAL RULES
         SECTION 2.01      Selection of Asset Tranches......................................................... -6-
         SECTION 2.02      Computation of Transferee's Total Investment and Transferee's Tranche
                           Investment.......................................................................... -7-
         SECTION 2.03      Computation of Concentration Limits and Unpaid Balance.............................. -7-
         SECTION 2.04      Liquidity Fundings; Computation of CP Costs and Earned Discount..................... -7-
         SECTION 2.05      Estimates of Earned Discount Rate, Fees, etc........................................ -8-


ARTICLE III
SETTLEMENTS
         SECTION 3.01      Settlement Procedures............................................................... -9-
         SECTION 3.02      Deemed Collections; Reduction of Transferee's Total Investment, Etc. ...............-13-
         SECTION 3.03      Payments and Computations, Etc......................................................-16-
         SECTION 3.04      Treatment of Collections and Deemed Collections.....................................-17-


ARTICLE IV
FEES AND YIELD PROTECTION
         SECTION 4.01      Fees................................................................................-17-
         SECTION 4.02      Yield Protection....................................................................-17-
         SECTION 4.03      Funding Losses......................................................................-19-

ARTICLE V
CONDITIONS OF TRANSFERS

         SECTION 5.01      Conditions Precedent to Effectiveness of this Agreement.............................-20-
         SECTION 5.02      Conditions Precedent to All Transfers and Reinvestments.............................-22-


ARTICLE VI
REPRESENTATIONS AND WARRANTIES
         SECTION 6.01      Representations and Warranties of Transaction Parties...............................-23-


ARTICLE VII
GENERAL COVENANTS OF TRANSACTION PARTIES
         SECTION 7.01      Affirmative Covenants of Transaction Parties........................................-28-
         SECTION 7.02      Reporting Requirements of Transaction Parties.......................................-31-
         SECTION 7.03      Negative Covenants of Transaction Parties...........................................-33-
         SECTION 7.04      Separate Corporate Existence of Transferor..........................................-36-


ARTICLE VIII
ADMINISTRATION AND COLLECTION
         SECTION 8.01      Designation of Servicer.............................................................-39-
         SECTION 8.02      Duties of Servicer..................................................................-40-
         SECTION 8.03      Rights of the Administrator.........................................................-41-
         SECTION 8.04      Responsibilities of Transaction Parties.............................................-43-
         SECTION 8.05      Further Action Evidencing Transfers and Reinvestments...............................-43-
         SECTION 8.06      Servicer Advances.  ................................................................-44-


ARTICLE IX
SECURITY INTEREST
         SECTION 9.01      Grant of Security Interest..........................................................-45-
         SECTION 9.02      Further Assurances..................................................................-45-
         SECTION 9.03      Remedies............................................................................-45-


ARTICLE X
LIQUIDATION EVENTS
         SECTION 10.01     Liquidation Events..................................................................-45-
         SECTION 10.02     Remedies............................................................................-48-

ARTICLE XI
THE ADMINISTRATOR
         SECTION 11.01     Authorization and Action............................................................-48-
         SECTION 11.02     Administrator's Reliance, Etc.......................................................-48-
         SECTION 11.03     Wachovia and Affiliates.............................................................-49-


ARTICLE XII
ASSIGNMENT OF PURCHASER'S INTEREST
         SECTION 12.01     Restrictions on Assignments.........................................................-49-
         SECTION 12.02     Rights of Assignee..................................................................-50-
         SECTION 12.03     Terms and Evidence of Assignment....................................................-50-


ARTICLE XIII
INDEMNIFICATION
         SECTION 13.01     Indemnities by Transferor...........................................................-50-
         SECTION 13.02     Indemnities by Servicer.............................................................-52-


ARTICLE XIV
MISCELLANEOUS
         SECTION 14.01     Amendments, Etc.....................................................................-53-
         SECTION 14.02     Notices, Etc........................................................................-54-
         SECTION 14.03     No Waiver; Remedies.................................................................-54-
         SECTION 14.04     Binding Effect; Survival............................................................-54-
         SECTION 14.05     Costs, Expenses and Taxes...........................................................-54-
         SECTION 14.06     No Proceedings......................................................................-55-
         SECTION 14.07     Confidentiality of Transferor Information...........................................-55-
         SECTION 14.08     Confidentiality of Program Information..............................................-58-
         SECTION 14.09     Captions and Cross References.......................................................-59-
         SECTION 14.10     Integration.........................................................................-59-
         SECTION 14.11     GOVERNING LAW.......................................................................-59-
         SECTION 14.12     WAIVER OF JURY TRIAL................................................................-60-
         SECTION 14.13     CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.......................................-60-
         SECTION 14.14     Execution in Counterparts...........................................................-61-
         SECTION 14.15     No Recourse Against Other Parties...................................................-61-

                                   APPENDICES

APPENDIX A        Definitions

                                    SCHEDULES

SCHEDULE 6.01(m)         List of Offices of Servicer and Transferor where
                         Records Are Kept
SCHEDULE 6.01(n)         List of Lock-Box Banks and Concentration Bank
SCHEDULE 14.02           Notice Addresses

                                    EXHIBITS

EXHIBIT 1.02(a)       Form of Transfer Request
EXHIBIT 5.01(i)       Form of Opinion of Special Counsel for Transaction Parties
EXHIBIT A             Form of Lock Box/Collection Account Agreement
EXHIBIT B             Form of Certificate of Financial Officer
EXHIBIT C             Form of Monthly Report
EXHIBIT D             Form of Interim Report

                           FIRST AMENDED AND RESTATED
                        ASSET INTEREST TRANSFER AGREEMENT

                          Dated as of October 31, 2001

                  THIS IS THE FIRST AMENDED AND RESTATED ASSET INTEREST TRANSFER AGREEMENT, among:

                  (1) WPS Receivables Corporation, a Delaware corporation (together with its successors and permitted assigns, "Transferor"),

                  (2) WestPoint Stevens Inc., a Delaware corporation (together with its successors, "WestPoint"), as initial servicer hereunder (in such capacity, together with any successor servicer appointed pursuant to
Section 8.01, "Servicer"; WestPoint, in its capacity as Servicer, together with Transferor, each a "Transaction Party" and collectively, the "Transaction Parties"),

                  (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, "Transferee"),

                  (4) NORTH AMERICAN CAPACITY INSURANCE COMPANY, a New Hampshire insurance company (together with its successors, the "Insurer"), and

                  (4) WACHOVIA BANK, N.A., a national banking association ("Wachovia"), as administrative agent for Transferee (in such capacity, together with any successors thereto in such capacity, the "Administrator").

                           Unless otherwise indicated, capitalized terms used in
this Agreement are defined in Appendix A.

                                   Background

                  1. Transferor and WestPoint are each party to that certain Receivables Purchase Agreement dated as of December 18, 1998 (the "Original First Step Agreement"), whereby WestPoint sold, and Transferor purchased, all of WestPoint's right, title and interest in and to certain "Receivables" (as defined therein) and certain related property.

                  2. Transferor, WestPoint, as initial Servicer, Transferee and Wachovia, as administrative agent for Transferee are each party to that certain Asset Interest Transfer Agreement dated as of December 18, 1998 (as amended, the "Original Second Step Agreement"), whereby Transferor from time to time transferred, and Transferee from time to time purchased, undivided percentage ownership interests in "Pool Receivables" and "Related Assets" (each as defined in the Original Second Step Agreement) and other proceeds thereof.

                  3. Transferor and WestPoint are entering into that certain First Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, which agreement amends and restates in its entirety the Original First Step Agreement.

                  4. The parties hereto have agreed to amend and restate the Original Second Step Agreement in its entirety, subject to the terms and conditions hereof.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Original Second Step Agreement is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I
                           TRANSFERS AND REINVESTMENTS

         SECTION 1.01 Commitments to Transfer; Limits on Transferee's
Obligations.

         Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time prior to the Termination Date, Transferor may request a transfer to the Administrator, on Transferee's behalf, and the Administrator, on Transferee's behalf, shall accept, from Transferor ownership interests in Pool Receivables and Related Assets (each being a "Transfer"); provided that no Transfer shall be made to the Administrator, on Transferee's behalf, if, after giving effect thereto, (a) the transfer price of such Transfer exceeds the lesser of (i) the sum of (x) the result obtained by multiplying the Net Pool Balance as of the date of such Transfer by the Advance Rate, plus (y) the Insured Availability and (ii) the Transfer Limit, (b) the Transferee's Total Investment would exceed the Transfer Limit, or (c) the Asset Interest would exceed 100%; and provided, further that each Transfer made pursuant to this Section 1.01 shall have a transfer price equal to at least $1,000,000 and each such Transfer shall occur on a Settlement Date relating to a CP Accrual Period.

         SECTION 1.02 Transfer Procedures; Assignment of Transferee's Interests.

                  (a) Transfer Request. Each Transfer from Transferor by the Administrator, on Transferee's behalf, shall be made on notice from Transferor to the Administrator received by the Administrator not later than 12:00 noon (New York City time) two (2) Business Days prior to the date of such proposed Transfer. Each such notice of a proposed Transfer shall be substantially in the form of Exhibit 1.02(a) and shall specify, among other items, the desired amount and date of such Transfer. The Administrator shall promptly upon receipt notify the Transferee of any such notice.

                  (b) Funding of Transfer. On the date of each Transfer, Transferee shall, upon satisfaction of the applicable conditions set forth in
Article V, make available to Transferor the amount of the Transfer in same day funds by wire transfer to an account of Transferor designated in writing by Transferor.

                  (c) Assignment of Asset Interests. Transferor hereby transfers, assigns and conveys to the Administrator, on Transferee's behalf, effective on and as of the date of each Transfer and each Reinvestment hereunder by the Administrator, on Transferee's behalf, the Asset Interest in the Pool Receivables and Related Assets.

         SECTION 1.03 Collections Prior to the Termination Date; Collections Following the Termination Date.

                  (a)      Collections Prior to the Termination Date.

                           (i) General. On the close of business on each day during the period from the date of the first Transfer to the Termination Date, Servicer will segregate, set aside and hold in trust, for the benefit of Transferee and the other Secured Parties, all Collections (including Deemed Collections) received (or deemed received) on such day to be applied in accordance with Section 3.01 to the payment of accrued and unpaid CP Costs, Earned Discount, Servicer's Fee, Fees, accrued and unpaid premium and charges for "Unutilized Credit Limit Capacity" under the Insurance Policy and other amounts payable hereunder and, to the extent such Collections exceed such amounts, to be applied as a Reinvestment as provided in this Section 1.03.

                           (ii) Accrued Amounts. On the close of business on each day prior to the Termination Date, out of the Collections set aside pursuant to subsection (i) above, Servicer will segregate, set aside and hold in trust for the Transferee and the other Secured Parties, an amount equal to the sum of the estimated CP Costs, Earned Discount, Servicer's Fee, Fees, Insurance Obligations (other than Reimbursement Amounts) and other amounts payable hereunder (in each case, accrued through such day) and not so previously set aside. On each Settlement Date prior to the Termination Date, the Servicer shall remit (A) the Collections set aside pursuant to this Section 1.03(a)(ii) and (B) all Collections set aside pursuant to subsection
         (i) above and not applied as a Reinvestment in accordance with subsection (iii) or (iv) below, to the Administrator to be applied in accordance with Section 3.01 to accrued and unpaid CP Costs, Earned Discount, Servicer's Fee, Fees, Insurance Obligations (other than Reimbursement Amounts) and other amounts payable hereunder.

                           (iii) Reinvestments. Out of the Collections set aside pursuant to subsection (i) above and not set aside for the payment of CP Costs, Earned Discount, Servicer's Fee, Fees, Insurance Obligations and other amounts payable pursuant to subsection (ii) above, the Servicer shall apply that portion of the Collections attributable to the Asset Interest to a transfer to the Administrator, on Transferee's behalf, by Transferor of additional undivided ownership interests in Pool Receivables and Related Assets (each such purchase being a "Reinvestment"), such that after giving effect to such Reinvestment, the amount of Transferee's Total Investment immediately after such

         Reinvestment shall be equal to the amount of Transferee's Total Investment immediately prior to such Reinvestment; provided that:

                                    (A)      if after giving effect to such
                  Reinvestment, (1) the then Asset Interest would exceed 100% or
                  (2) the Transferee's Total Investment would exceed the Transfer Limit, then Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of the Secured Parties, a portion of such Collections which, together with other Collections previously so set aside and then so held, shall equal the amount necessary to reduce the Asset Interest to not more than 100% and the Transferee's Total Investment to an amount equal to or less than the Transfer Limit; and

                                    (B)      if any of the conditions precedent
                  to Reinvestment set forth in clauses (a), (b) and (d) of
                  Section 5.02, subject to the proviso set forth therein, are not satisfied, then Servicer shall not reinvest any of such Collections, but shall set them aside and hold them in trust for the benefit of the Secured Parties.

                           (iv) Unreinvested Collections. Servicer shall segregate, set aside and hold in trust for the benefit of the Secured Parties all Collections which, pursuant to subsection (iii) above, may not be reinvested in the Pool Receivables and Related Assets and shall pay all such amounts on each Settlement Date to the Administrator to be applied in accordance with Section 3.01; provided, however, no payment shall be made with such amounts to reduce the Transferee's Tranche Investment of any Asset Tranche funded with Commercial Paper Notes unless the Transferee's Tranche Investments of all Asset Tranches, if any, funded by Liquidity Fundings shall have been reduced to zero; and provided, further, that if, prior to the date when such Collections are required to be paid to the Administrator for the benefit of the Secured Parties, the amount of Collections so set aside exceeds the amount, if any, necessary to reduce the Transferee's Total Investment to an amount equal to or less than the Transfer Limit and the Asset Interest to not more than 100%, and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.02, subject to the proviso set forth therein, are satisfied, then Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

                  (b) Collections Following the Termination Date. On the Termination Date and each day thereafter, the Servicer shall segregate, set aside and hold in trust, for the benefit of Transferee and the other Secured Parties, all Collections (including Deemed Collections) received (or deemed received) on such day, and shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Administrator, remit to the Administrator's account such amounts to be applied in accordance with Section 3.01.

                  (c) Funds Under Sale Agreement. Upon the written request of the Administrator, on Transferee's behalf, given at any time when (i) based on the most recent Monthly Report or Interim Report, the Asset Interest would exceed 100% or the Transferee's Total Investment would exceed the Transfer Limit, or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, Transferor shall set aside all funds that under the Sale Agreement would be applied either to repay principal of the Subordinated Notes owing to the Originators or to pay dividends to the Originators. Transferor may make withdrawals of such funds only for the purposes of (i) at any time, purchasing Receivables from the Originators in accordance with the Sale Agreement; (ii) making payments to reduce Transferee's Total Investment in accordance with the Section 3.01(c)(iii), and (iii) on the Settlement Date for any Settlement Period, if, on the basis of the most recent Monthly Report, and after giving effect to any payment made to Servicer to reduce Transferee's Total Investment on such date pursuant to Section 3.01(c)(iii), the Transferee's Total Investment does not exceed the Transfer Limit and the Asset Interest does not exceed 100%, and provided that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, repaying principal of the Subordinated Notes or paying dividends in accordance with this Agreement and the Sale Agreement.

                  (d) Notwithstanding subsection (a) above, if (A) a Liquidation Event has not occurred and is not continuing and (B) the Borrowing Availability is equal to or greater than $30,000,000, the daily calculations, allocations, and segregation specified in such subsection shall not be required, provided that, any amounts otherwise required to be segregated pursuant to such subsection shall be, notwithstanding this subsection (d), held in trust by the Servicer for the benefit of the Secured Parties.

         SECTION 1.04 Asset Interest

                  (a) Components of Asset Interest. On any date the Asset Interest will represent Transferee's undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.

                  (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to a percentage, expressed as the following fraction:

                                    TTI+RR+IR
                                    ---------
                                    NPB+OCEEC
where:
TTI               =        the then Transferee's Total Investment;
RR                =        the then Required Reserve;
IR                =        the then Insurance Reserve;
NPB               =        the then Net Pool Balance; and
OCEEC             =        the lesser of (i) the aggregate amount of Obligor
                           Coverage then in effect divided by the sum of (x) 1.0 minus (y) the Insurance Dilution Reserve and (ii) the
                           Eligible Excess Concentrations as of such date;

provided, however, that the Asset Interest during the Liquidation Period shall be deemed to equal 100%.

                  (c) Frequency of Computation. The Asset Interest shall be computed (i) as provided in Section 3.01(c), as of the Cut-Off Date for each Settlement Period, and (ii) on each Settlement Date, after giving effect to the payments made pursuant to Section 3.01. In addition, the Administrator may require Servicer to provide a Monthly Report, based on the information then available to Servicer, for purposes of computing the Asset Interest or the Transfer Limit as of any other date, and Servicer agrees to do so within thirty
(30) days of its receipt of the Administrator's request, provided that Servicer shall not be required to provide such Monthly Report more frequently than weekly.

         SECTION 1.05 Adjustments of Transfer Limit. Transferor may, upon at least thirty (30) Business Days' prior written notice to the Administrator, terminate in whole or reduce in part, the unused portion of the Transfer Limit; provided that each partial reduction of the Transfer Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

         SECTION 1.06 Extension of Scheduled Maturity Date. Not less than 90 days prior to the then existing Scheduled Maturity Date, the Administrator will, in consultation with Transferor, undertake a review of Transferor to determine whether the Scheduled Maturity Date may be extended, during which review Transferor may request such extension. Notwithstanding, the immediately preceding sentence, neither Transferee nor any Liquidity Bank shall have a commitment or obligation to extend the Scheduled Maturity Date. If Transferee and the Liquidity Banks agree, after consultation with the Administrator and in their sole discretion, to extend the Scheduled Maturity Date, they shall so advise the Administrator and the Administrator shall notify Transferor in writing by not later than the date that is 60 days prior to the then existing Scheduled Maturity Date. In the event the Administrator, on behalf of Transferee and the Liquidity Banks, shall fail to advise Transferor on or prior to the date that is 60 days prior to the then existing Scheduled Maturity Date, Transferee's request to extend the Scheduled Maturity Date shall be deemed to have been declined. Upon execution by Transferor, the Administrator, Transferee and the Liquidity Banks of an agreement in writing setting forth the parties agreement to extend the Scheduled Maturity Date, the "Scheduled Maturity Date" shall thereupon become the date as specified in such agreement. As of no date during the term of this Agreement shall the period from such date to the Scheduled Maturity Date then in effect exceed a period of 364 days.

                                   ARTICLE II
                               COMPUTATIONAL RULES

         SECTION 2.01 Selection of Asset Tranches. The Administrator shall, at the reasonable direction of Transferor, and from time to time for purposes of computing Earned Discount on that portion of the Asset Interest funded with Liquidity Fundings, divide the Asset Interest into Asset Tranches, and the Earned Discount Rate may be different for each Asset Tranche funded by a Liquidity Funding. Transferee's Total Investment shall be allocated to each Asset Tranche by the Administrator, on Transferee's behalf to reflect the funding sources for the Asset Interest, so that:

                  (a) there will be one or more Asset Tranches equal to the excess of Transferee's Total Investment over the aggregate amount allocated at such time pursuant to clause (b) below, which Asset Tranches shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

                  (b) there will be one or more Asset Tranches, selected by the Administrator, on Transferee's behalf, reflecting the portion of the Asset Interest funded by outstanding Liquidity Fundings.

         SECTION 2.02 Computation of Transferee's Total Investment and Transferee's Tranche Investment. In making any determination of Transferee's Total Investment and any Transferee's Tranche Investment, the following rules shall apply:

                  (a) Transferee's Total Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Administrator, on Transferee's behalf;

                  (b) Transferee's Total Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason;

                  (c) Transferee's Total Investment shall not be considered reduced by any payments made to Transferee under the Insurance Policy; and

                  (d) if there is any reduction in Transferee's Total Investment, there shall be a corresponding reduction in a Transferee's Tranche Investment with respect to one or more Asset Tranches selected by the Administrator, on Transferee's behalf, in its reasonable discretion.

         SECTION 2.03 Computation of Concentration Limits and Unpaid Balance. The Obligor Concentration Limits, Special Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

         SECTION 2.04 Liquidity Fundings; Computation of CP Costs and Earned Discount.

                  (a) It is the intent of Transferee to fund the Asset Interest by the issuance of Commercial Paper Notes. If Transferee is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable to repay such Commercial Paper Notes upon the maturity thereof, Transferee will draw on Liquidity Fundings to fund the Asset Interest to the extent available. The portion of Transferee's Total Investment funded substantially with Pooled Commercial Paper shall accrue CP Costs each day on a pro rata basis based upon the percentage share such portion represents in relation to all assets held by Transferee and funded substantially with Pooled Commercial Paper. If Transferee funds or refinances its investment in an Asset Tranche through a Liquidity Funding, in lieu of paying CP Costs on the Transferee's Total Investment, Transferor will pay Earned Discount thereon at the Earned Discount Rate selected in accordance with this Agreement. Nothing herein shall be deemed to constitute a commitment of Transferee to issue Commercial Paper Notes.

         (b) In making any determination of CP Costs and Earned Discount, the following rules shall apply:

                  (i) the Administrator, on Transferee's behalf, shall determine (A) the CP Costs accrued with respect to each Asset Tranche funded with Commercial Paper Notes for each CP Accrual Period in accordance with the definition of CP Costs and (B) the Earned Discount accrued with respect to each Asset Tranche funded with Liquidity Fundings for each Yield Period, in accordance with the definition of Earned Discount;

                  (ii) no provision of this Agreement shall require the payment or permit the collection of CP Costs or Earned Discount in excess of the maximum permitted by applicable law; and

                  (iii) CP Costs and Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         SECTION 2.05 Estimates of Earned Discount Rate, Fees, etc. The Administrator, on Transferee's behalf, shall notify Servicer (and, if WestPoint is not Servicer, Transferor) from time to time of the Transferee's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche funded by a Liquidity Funding and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) CP Costs for any Asset Tranche funded through the issuance of Commercial Paper are determined in arrears and may change from one CP Accrual Period to the next,
(ii) the Earned Discount Rate for any Asset Tranche funded through a Liquidity Funding may change from one applicable Yield Period to the next, (iii) the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (iv) certain rate information provided by the Administrator to Servicer shall be based upon the Administrator's good faith estimate, (v) the amount of Earned Discount actually accrued with respect to an Asset Tranche funded through a Liquidity Funding during any Yield Period may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other amounts payable which have accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator, for the benefit of Transferee, with respect to such accrued amount, as and to the extent provided in Section 3.01.

                                   ARTICLE III
                                   SETTLEMENTS

         SECTION 3.01 Settlement Procedures. The parties hereto will take the following actions with respect to each Settlement Period:

                  (a) Reports. Servicer shall deliver to the Insurer and the Administrator on the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day thereafter) (each a "Reporting Date"), a Monthly Report. In addition, upon 30 days prior notice, the Administrator may require Servicer to deliver Interim Reports from time to time in addition to the Monthly Reports, provided, that Servicer shall not be required to deliver Interim Reports more frequently than weekly. Upon the Administrator's or the Insurer's request, each such Monthly Report and Interim Report shall be accompanied by an electronic file in a form satisfactory to the Administrator or the Insurer, as applicable.

                  (b)      Earned Discount and CP Costs; Other Amounts Due.

                           (i) (A) On or before 12:00 noon (Atlanta, Georgia time) on the Business Day before the last day of each Yield Period, the Administrator shall notify Servicer of the amount of Earned Discount accrued with respect to any Asset Tranche funded by Liquidity Fundings and (B) on or before 12:00 noon (Atlanta, Georgia) time five
         (5) Business Days before each Reporting Date, the Administrator shall notify the Servicer of the amount of CP Costs accrued during the CP Accrual Period then most recently ended with respect to any Asset Tranche funded with Commercial Paper Notes during all or any portion of such CP Accrual Period.

                           (ii) Servicer shall pay to the Administrator, for the benefit of Transferee, the amount of such Earned Discount before 12:00 noon (Atlanta Georgia time) on the Settlement Date for such Yield Period and the amount of such CP Costs before 12:00 noon (Atlanta, Georgia time) on the Settlement Date for such CP Accrual Period.

                           (iii) On or before 12:00 noon (Atlanta, Georgia time) on the Business Day before each Reporting Date, the Administrator, on Transferee's behalf, shall notify Servicer of all Broken Funding Costs, fees and other amounts accrued and payable by Transferor under this Agreement during the prior calendar month, (other than amounts described in subsections (i) and (ii) above and Section 3.01(c) below) and the Insurer will notify the Servicer and the Administrator of all accrued and unpaid Insurance Obligations. Servicer shall pay to the Administrator, for the benefit of Transferee and the Insurer, the amount of such Broken Funding Costs, fees, Insurance Obligations and other amounts on the next occurring Settlement Date for CP Accrual Periods. All amounts so paid to the Administrator in respect of Insurance Obligations shall be promptly remitted to the Insurer by wire transfer of immediately available funds to the account specified by the Insurer in writing to the Administrator, which notice shall be provided at least 10 Business Days prior to the date such amounts are to be remitted.

                           (iv) Payments required by this Section 3.01(b) shall be made out of amounts set aside pursuant to Section 1.03; provided, however, that to the extent amounts set aside pursuant to
         Section 1.03 are insufficient to make such payments, the Servicer shall make a Servicer Advance in the amount of such shortfall in accordance with and subject to Section 8.06.

                  (c)      Asset Interest Computations.

                           (i) On the Reporting Date for each Settlement Period, Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the immediately preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over 100%, and (D) the excess (if any) of the Transferee's Total Investment over the Transfer Limit. Such calculation shall be based upon the assumptions that (x) the information in the Monthly Report is correct, and (y) Collections set aside pursuant to Section 1.03 will be paid to the Administrator, for the benefit of the Secured Parties, on the Settlement Date for such Settlement Period.

                           (ii) On any date on which the Servicer is required to deliver an Interim Report, Servicer shall compute, as of the last day of the period covered by such Interim Report and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the immediately preceding Settlement Date, (C) the excess (if any) of the Asset Interest over 100%, and (D) the excess (if any) of the Transferee's Total Investment over the Transfer Limit. Such calculation shall be based upon the assumptions that (x) the information in the Interim Report is correct, and (y) Collections set aside pursuant to Section 1.03 will be paid to the Administrator, for the benefit of the Secured Parties, on the next occurring Settlement Date.

                           (iii) If, according to the computations made pursuant to clause (i) above, the Asset Interest exceeds 100% or the Transferee's Total Investment exceeds the Transfer Limit, then on the Settlement Date for such Settlement Period (or, during the Liquidation Period, on such earlier date or dates as the Administrator shall require), Servicer shall pay to the Administrator, for the benefit of the Secured Parties, the amount necessary to reduce the Transferee's Total Investment to the Transfer Limit or less, and the Asset Interest to not more than 100%, subject, however, to the first proviso to
         Section 1.03(a)(iv). In addition, if, according to the computations made pursuant to clause (ii) above, the Asset Interest exceeds 100% or the Transferee's Total Investment exceeds the Transfer Limit, then within one Business Day of the delivery of such Interim

         Report, Servicer shall pay to the Administrator, for the benefit of the Secured Parties, the amount necessary to reduce the Transferee's Total Investment to the Transfer Limit or less and the Asset Interest to not more than 100%, subject, however, to the first proviso to Section 1.03(a)(iv). Payments required pursuant to this Section 3.01(c)(iii) shall be made out of amounts set aside pursuant to Section 1.03 for such purpose and, to the extent such amounts were not so set aside, the Transferor hereby agrees to pay such amounts to the Servicer to the extent of Collections applied to Reinvestment under Section 1.03 during the relevant Settlement Period; provided, that if the Insurer makes any payment under the Insurance Policy, then until all Insurance Obligations have been paid in full, from and after the Final Collection Date (as defined in the Insurance Policy), all Recoveries and other amounts set aside pursuant to Section 1.03 shall be paid directly to the Insurer by wire transfer of immediately available funds to the account specified by the Insurer in writing, which notice shall be provided at least 10 Business Days prior to the date such amounts are to be remitted.

                  (d)      Order of Application.

                           (i) Prior to the Termination Date. On each Settlement Date prior to the Termination Date the Administrator, on behalf of the Secured Parties, shall apply the funds received by the Administrator pursuant to Section 1.03 and this Section 3.01 to the items specified in the subclauses below, in the order of priority of such subclauses:

                                    (A)      to the Servicer, the amount of any
                  Servicer Advance made during the CP Accrual Period or Yield Period (as applicable) for such Settlement Date, to the extent provided in Section 8.06.

                                    (B)      to Earned Discount, CP Costs and
                  Broken Funding Costs accrued during the Settlement Period for such Settlement Date, plus any previously accrued Earned Discount, CP Costs and Broken Funding Costs not paid;

                                    (C)      to the accrued and unpaid
                  Servicer's Fee (if Servicer is not Transferor or its
                  Affiliate);

                                    (D)      to the Program Fee and the Unused
                  Fee accrued during the Settlement Period for such Settlement Date, plus any previously accrued Program Fee and the Unused Fee not paid;

                                    (E)      to other accrued and unpaid amounts
                  owing to Transferee, the Administrator and the other Secured Parties (other than the Insurer) hereunder (except Earned Discount on any Asset Tranche funded by a Liquidity Funding which has accrued but is not yet due under Section 3.01(b)(ii));

                                    (F)      to the purchase price of each
                  Reinvestment made in accordance with Section 1.03(a);

                                    (G)      to the reduction of Transferee's
                  Total Investment until the Final Collection Date (as defined in the Insurance Policy), to the extent such reduction is required under Section 3.01(c);

                                    (H)      to the Insurer for payment of any
                  accrued and unpaid premiums, unutilized charges and fees owed to the Insurer and payable pursuant to Section 8.01 or 9.03 of the Insurance Policy;

                                    (I)      to the accrued and unpaid
                  Servicer's Fee (if Servicer is Transferor or its Affiliate);
                  and

                                    (J)      the balance, if any, to Transferor.

                           (ii) On and After the Termination Date. On and after the Termination Date, the Administrator shall apply all amounts received by it pursuant to Section 1.03 and this Section 3.01 (other than the Insurer's Share of all Recoveries) to the reduction of the Transferee's Total Investment and the payment of the Insurance Obligations and any other amounts owed hereunder to Transferee or its assigns and the other Secured Parties in the following order of priority:

                                    (A)      to the Servicer, the amount of any
                  Servicer Advance previously made and unpaid to such date;

                                    (B)      to Earned Discount, CP Costs and
                  Broken Funding Costs accrued to such date, plus any previously accrued Earned Discount, CP Costs and Broken Funding Costs not paid;

                                    (C)      to the accrued and unpaid
                  Servicer's Fee (if Servicer is not Transferor or its
                  Affiliate);

                                    (D)      to the Program Fee and the Unused
                  Fee accrued to such date, plus any previously accrued Program Fee and the Unused Fee not paid;

                                    (E)      to other accrued and unpaid amounts
                  owing to Transferee, the Administrator and the other Secured Parties (other than the Insurer) hereunder;

                                    (F)      until the Final Collection Date (as
                  defined in the Insurance Policy), to the reduction of that portion of Transferee's Total Investment funded by Liquidity Fundings;

                                    (G)      until the Final Collection Date (as
                  defined in the Insurance Policy), to the reduction of that portion of Transferee's Total Investment funded by Commercial Paper Notes;

                                    (H)      to the Insurer for payment of any
                  accrued and unpaid Insurance Obligations;

                                    (I)      to the accrued and unpaid
                  Servicer's Fee (if Servicer is Transferor or its Affiliate);
                  and

                                    (J)      the balance, if any, to Transferor;

provided, however, that (i) amounts received by the Administrator pursuant to
Section 1.03 and this Section 3.01 which constitute the Insurer's Share of Recoveries of a particular Obligor shall be remitted to the Insurer by wire transfer of immediately available funds to the account specified by the Insurer in writing to the Administrator, which notice shall be provided at least 10 Business Days prior to the date such amounts are to be remitted, and (ii) following the occurrence of the Final Collection Date (as defined in the Insurance Policy), if the Insurer has made any payment under the Insurance Policy, all other amounts received by the Administrator up to the amount of the Insurance Obligation shall be remitted to the Insurer by wire transfer of immediately available funds to the account specified by the Insurer in writing to the Administrator, which notice shall be provided at least 10 Business Days prior to the date such amounts are to be remitted.

                  (e) Non-Distribution of Servicer's Fee. The Administrator hereby consents (which consent may be revoked at any time after the occurrence and during the continuance of a Liquidation Event), to the retention by the Servicer of the amounts (if any) set aside pursuant to Section 1.03 in respect of the Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee pursuant to Section 3.01(d).

                  (f)      Delayed Payment. If on any day described in this
Section 3.01, because Collections during the Yield Period or CP Accrual Period were less than the aggregate amounts payable, Servicer shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

         SECTION 3.02 Deemed Collections; Reduction of Transferee's Total
                      Investment, Etc.

                  (a)      Deemed Collections. If on any day

                           (i) the Unpaid Balance of any Pool Receivable is:

                                    (A)      reduced as a result of any
                  defective, rejected or returned merchandise or services, any cash discount, incorrect billings, price rollbacks, freight charge discrepancies or any other adjustment by any Transaction Party, any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                                    (B)      reduced or canceled as a result of
                  a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                                    (C)      reduced on account of the
                  obligation of any Transaction Party, any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                                    (D)      less than the amount included in
                  calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable or Collections being applied to such Unpaid Balance), or

                           (ii) any of the representations or warranties of Transferor set forth in Section 6.01(k) or 6.01(o) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of Transferor set forth in Section 6.01(k) or 6.01(o) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by any Originator pursuant to the Sale Agreement, then, on such day, Transferor shall be deemed to have received a Collection of such Pool Receivable:

                           (x)      in the case of clause (i) above, in the
amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                           (y)      in the case of clause (ii) above, in the
amount of the Unpaid Balance of such Pool Receivable.

Collections deemed received by Transferor under this Section 3.02(a) are herein referred to as "Deemed Collections".

                  (b) Transferor's Optional Reduction of Transferee's Total Investment. Subject to subsection (iii) below, Transferor may at any time elect to reduce the Transferee's Total Investment as follows:

                           (i) Partial Reductions. If Transferor elects to reduce the Transferee's Total Investment in part, but not to zero:

                                    (A)      Transferor shall give the
                  Administrator, on Transferee's behalf, at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                                    (B)      the amount of any such reduction
                  shall be in an amount of $1,000,000 or an integral multiple thereof,

                                    (C)      on the proposed date of
                  commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.03 until the amount thereof not so reinvested shall equal the desired amount of reduction,

                                    (D)      Servicer shall hold such
                  Collections in trust for Transferee, pending payment to the Administrator, as provided in Section 1.03, and

                                    (E)      after giving effect to such
                  reduction, Transferee's Total Investment will be at least equal to $25,000,000.

                           (ii) Reduction to Zero. If Transferor shall elect to reduce the Transferee's Total Investment to zero:

                                    (A)      Transferor shall give the
                  Administrator at least 30 days prior written notice of such reduction, specifying the proposed date on which such reduction will occur, and

                                    (B)      Transferee (and any Liquidity Bank
                  to the extent any part of the Asset Interest has been assigned to such Liquidity Bank) shall reassign and reconvey to Transferor the Asset Interest and Transferor shall pay to Transferee (or such Liquidity Bank, as applicable) in consideration thereof, a transfer price equal to the sum of
                  (i) the then outstanding Transferee's Total Investment, (ii) all accrued and unpaid CP Costs, Earned Discount, all amounts owed under the Fee Letter, and all other amounts owed hereunder (whether or not due or accrued), in each case, through the date of such reassignment and reconveyance and payable in immediately available funds. Such reassignment and reconveyance shall be without representation, warranty or recourse of any kind, by, on the part of, or against the Administrator, Transferee or any assignee of Transferee. Upon payment of the transfer price in accordance with this Section 3.02(b)(ii), the interest of the Administrator, Transferee and, to the extent applicable, each Liquidity Bank in the Pool Receivables and Related Assets shall be deemed reassigned and reconveyed to Transferor and, the Administrator shall execute all agreements and other documents reasonably requested by Transferor in order to evidence such reassignment and reconveyance. Notwithstanding the foregoing, Transferor shall remain liable for all obligations hereunder which survive termination of this Agreement.

                           (iii) Conditions to Reduction. Any reduction of the Transferee's Total Investment pursuant to this Section 3.02(b) shall be subject to the following conditions precedent:

                           (A) Transferor shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

                           (B) Transferor shall pay all amounts required to be paid by Transferor pursuant to Section 4.03 in connection with such reduction.

         SECTION 3.03 Payments and Computations, Etc.

                  (a) Payments. All amounts to be paid or deposited by Transferor or Servicer to the Administrator or any other Person hereunder (other than amounts payable under Section 4.02) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Administrator in care of Wachovia Bank, N.A., ABA #053100494, Account #8735-098787, for credit: Blue Ridge Asset Funding Corporation, Reference: WestPoint Stevens Inc., Attention: John Dillon (336) 735-6097, or to such other account at the bank named therein or at such other bank as the Administrator on behalf of the Secured Parties may designate by written notice to the Person making such payment.

                  (b) Late Payments. Transferor or Servicer, as applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due, interest on all amounts not paid or deposited when due hereunder equal to the Default Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

                  (c) Method of Computation. All computations of interest, Earned Discount, CP Costs, Broken Funding Costs and any fees payable under
Section 4.01 and any other fees payable by Transferor to Transferee or the Administrator hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

         SECTION 3.04 Treatment of Collections and Deemed Collections. Transferor shall forthwith deliver to Servicer all Deemed Collections, and Servicer shall hold or distribute such Deemed Collections as CP Costs, Earned Discount, accrued Servicer's Fee, repayment of Transferee's Total Investment, and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Administrator, on Transferee's behalf, or its designee, or lock-boxes or accounts directly or indirectly owned or controlled by the Administrator, Servicer shall forthwith cause such Deemed Collections to be paid to the Administrator, on Transferee's behalf, or its designee or to such lock-boxes or accounts, as applicable, or as the Administrator shall request. So long as Transferor shall hold any Collections (including Deemed Collections) required to be paid to Servicer or the Administrator, it shall segregate such Collections and hold such Collections in trust and shall clearly mark its records to reflect such trust.

                                   ARTICLE IV
                            FEES AND YIELD PROTECTION

         SECTION 4.01 Fees. Transferor shall pay to Transferee certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated October 31, 2001 (as amended from time to time, the "Fee Letter") between Transferor and the Administrator.

         SECTION 4.02 Yield Protection.

                  (a) If any Regulatory Change occurring after the Original Closing Date:

                                    (A)      shall subject an Affected Party to
                  any tax, duty or other charge with respect to the Asset Interest owned by or funded by it, or any obligations or right to make Transfers or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to such Affected Party of any Transferee's Total Investment, CP Costs or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Transfers or Reinvestments or to provide funding therefor (except for (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party, in each case, imposed by any jurisdiction in which the overall net income of such Affected Party is subject to taxation on the date hereof or the date on which such Affected Party becomes a party hereto or acquires an interest hereunder, as applicable or, (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes); or

                                    (B)      shall impose, modify or deem
                  applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve

                  Board, but excluding any reserve included in the determination of Earned Discount), special deposit, insurance assessment or similar requirement against any Affected Party in respect of the assets which are of the type constituting the Asset Interest, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                                    (C)      shall change the amount of capital
                  maintained or required or requested or directed to be maintained by any Affected Party in respect of its assets which are of the type constituting the Asset Interest; or

                                    (D)      shall impose any other condition
                  affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Transfers or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be

                                    (x)      to increase the cost to, or to
         impose a cost on, (1) an Affected Party funding or making or maintaining any Transfers or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (2) the Administrator for continuing its or Transferor's relationship with Transferee, in each case, in an amount deemed to be material by such Affected Party,

                                    (y)      to reduce the amount of any sum
         received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

                                    (z)      in the reasonable determination of
         such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty (30) days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in such reasonable detail as shall reasonably be requested by Transferor, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), Transferor shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

                  (b) Each Affected Party will promptly notify Transferor and the Administrator of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.02. No failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation; provided that Transferor shall not be required to compensate any Affected Party pursuant to this Section 4.02 for any increased costs or reductions incurred more than 60 days prior to the date that such Affected Party notifies Transferor of the Regulatory Change giving rise to such increased costs or reductions and of such Affected Party's intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (c) In determining any amount provided for or referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Transferor the above-referenced certificate as to such additional or increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Transferor.

                  (d) If any Affected Party requests compensation under this Section 4.02, then such Affected Party, to the extent applicable, shall use reasonable efforts to designate a different lending office for funding its portion of the Asset Interest if, in the judgement of such Affected Party, such designation (i) would eliminate or reduce amounts payable pursuant to this
Section 4.02 in the future and (ii) would not subject such Affected Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Party. Transferor hereby agrees to pay all reasonable costs and expenses incurred by any Affected Party in connection with any such designation.

         SECTION 4.03 Funding Losses. (a) In the event that Transferee or any Liquidity Bank shall actually incur any Broken Funding Costs, then, upon written notice from the Administrator to Transferor and Servicer, Transferor shall pay to Servicer, and Servicer shall pay to the Administrator for the account of Transferee or such Liquidity Bank (as applicable), the amount of such Broken Funding Costs. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Transferor and Servicer.

                  (b) In the event Transferor shall be required to pay any Broken Funding Costs in connection with any required reduction of the Transferee's Total Investment or the Asset Interest pursuant to the terms hereof, Transferor may, in lieu of paying such Broken Funding Costs, deposit an amount (the "Defeasance Amount") equal to the amount necessary to reduce the Transferee's Total Investment and the Asset Interest to the level otherwise required hereunder to an account in the name of the Administrator, maintained at Wachovia (the "Collateral Account"). The Administrator shall invest the proceeds in the Collateral Account in one or more Permitted Investments if so directed by Transferor by written notice to the Administrator, which Permitted Investments shall have a maturity approximating the time period until the end of the applicable CP Accrual Period or Yield Period relating to the Asset Tranche required to be reduced. The sole use of the principal of each Permitted Investment shall be to satisfy in full the

Transferee's Total Investment, CP Costs and Earned Discount that will be owing at the conclusion of the applicable CP Accrual Period or Yield Period, and Transferor is entitled only to such interest as may be generated by the Permitted Investments. In addition, (i) the Administrator will select and purchase each Permitted Investment at the price offered to it in the usual course of its business; (ii) Transferor shall not be entitled to interest for any period of time for which the Administrator is unable to invest a Defeasance Amount in a Permitted Investment; (iii) the Administrator makes no representation with respect to the nominal or real rate of return associated with any Permitted Investment to be purchased hereunder; (iv) Transferor shall bear all risks relating to the real return that each Permitted Investment may generate; (iv) Transferor may not require the Administrator to sell any Permitted Investment prior to its date of maturity; (v) the Administrator shall not make any payments of interest to Transferor prior to the termination of the applicable CP Accrual Period or Yield Period; and (vi) Transferor shall be responsible for the payment of all taxes associated with the interest payable on each Permitted Investment.


                                    ARTICLE V
                             CONDITIONS OF TRANSFERS

         SECTION 5.01 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the conditions precedent that, on or before the date hereof: (i) the Administrator and the Insurer, respectively, shall have received the Bank Agent's Structuring Fee and the Insurance Agent's Structuring Fee (each as defined in the New Mandate Letter), respectively, (ii) the Administrator shall have received all fees required to be paid by the Transferor on or before the date hereof pursuant to the Fee Letter,
(iii) the Administrator and the Insurer, respectively, shall have been reimbursed for all costs and expenses incurred by the Administrator or the Insurer, respectively, in connection with the preparation, execution and delivery of this Agreement and the Insurance Policy, including the fees and expenses of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Administrator and Sidley, Austin, Brown & Wood, counsel to the Insurer, (iv) the Transferor shall have deposited with the Insurer an amount equal to the Run-Off Premium Deposit as defined in, and in accordance with the terms of, the Insurance Policy, and (v) the Administrator shall have received the following, each dated as of the date hereof (unless otherwise indicated) and in form and substance reasonably satisfactory to the Administrator:

                  (a) Executed counterparts to this Agreement, duly executed by each of the parties hereto;

                  (b) The Sale Agreement, duly executed by the parties thereto and a copy of each document delivered pursuant to Section 4.1 thereof;

                  (c) A certificate of the Secretary or Assistant Secretary of WestPoint certifying (i) that there have been no changes to its Certificate of Incorporation since December 18, 1998, or if there have been any changes, a copy of such Certificate duly certified by the Secretary of State of Delaware as of a recent date acceptable to the Administrator, (ii) that there have been no changes to its by-laws since

December 18, 1998, or if there have been any changes, a copy of such by-laws,
(iii) the names and true signatures of the officers of WestPoint authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and Transferee may conclusively rely until such time as the Administrator, on Transferee's behalf, shall receive from WestPoint a revised certificate meeting the requirements of this subsection (c)(iii)) and (iv) a copy of the resolutions of the Board of Directors of WestPoint approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby;

                  (d) A certificate of the Secretary or Assistant Secretary of Transferor certifying (i) that there have been no changes to its Certificate of Incorporation since December 18, 1998, (ii) that there have been no changes to its by-laws since December 18, 1998, (iii) the names and true signatures of the officers of Transferor authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and Transferee may conclusively rely until such time as the Administrator, on Transferee's behalf, shall receive from Transferor a revised certificate meeting the requirements of this subsection (d)(iii)) and
(iv) a copy of the resolutions of the Board of Directors of Transferor approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby;

                  (e) Copies of good standing certificates for each Transaction Party, issued as of a recent date acceptable to the Administrator by the Secretaries of State of the state of incorporation of such Transaction Party and the state where such Transaction Party's principal place of business is located;

                  (f) (i) Proper financing statements (Form UCC-1), in such form as the Administrator, on Transferee's behalf, may reasonably request, naming each Originator as the debtor and seller of the Pool Receivables originated by it and Related Assets, Transferor as the secured party and purchaser thereof and Transferee as assignee, duly executed by each party and
(ii) proper financing statements (Form UCC-1), in such form as the Administrator, on Transferee's behalf, may reasonably request, naming Transferor as the debtor and transferor of an undivided percentage interest in the Pool Receivables and Related Assets and the Administrator, on behalf of the Secured Parties, as the secured party and transferee thereof, duly executed by each party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect or continue the perfection of the sale by the Originators to Transferor of, and Transferee's undivided percentage interest in, the Pool Receivables and Related Assets;

                  (g) Search reports from a Person satisfactory to the Administrator (i) listing all effective financing statements that name any Transaction Party and any Originator as debtor and that are filed in the jurisdictions in which filings were made pursuant to Section 5.01(f) and in such other jurisdictions that the Administrator shall reasonably request, together with copies of such financing statements (none of which, except for any of the financing statements described in Section 5.01(f) shall cover any Pool Receivables or Related Assets), and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no evidence of such liens;

                  (h) A copy of the Subordinated Note, duly executed by Transferor;

                  (i) Favorable opinions of _________, special New York counsel to the Transaction Parties and the Originators, in substantially the form of Exhibit 5.01(i);

                  (j) A favorable opinion of _________, special New York counsel to the Transaction Parties and the Originators, as to:

                           (i) the existence of a "true sale" of the Pool Receivables from the Originators to Transferor under the Sale Agreement; and

                           (ii) the inapplicability of the doctrine of substantive consolidation to Transferor and WestPoint in connection with any bankruptcy proceeding involving any Transaction Party;

                  (k)      A pro forma Monthly Report, prepared as of July 31,
2001;

                  (l)      An executed copy of the Fee Letter;

                  (m)      An executed copy of the Insurance Policy;

                  (n) Confirmation from each of S&P and Moody's that the execution and delivery of this Agreement, the Insurance Policy and the other Transaction Documents and the consummation of the transactions contemplated thereby will not result in the downgrade or withdrawal of their respective ratings of the Commercial Paper Notes;

                  (o) Executed copies of any third-party consents or releases (including, without limitation, any UCC-3 termination statements) necessary or in the Administrator's discretion advisable in connection with any Transaction Party's or any Originator's execution, delivery and performance of any Transaction Document to which it is a party; and

                  (p) Such other agreements, instruments, certificates, opinions and other documents as the Administrator may reasonably request.

         SECTION 5.02 Conditions Precedent to All Transfers and Reinvestments. Each Transfer (including the initial Transfer) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Transfer or Reinvestment the following statements shall be true (and Transferor, by accepting the proceeds of such Transfer or by receiving the proceeds of such Reinvestment, and each other Transaction Party, upon such acceptance or receipt by Transferor, shall be deemed to have certified that):

                  (a)      the representations and warranties contained in
Section 6.01 are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

                  (b) no event has occurred and is continuing, or would result from such Transfer or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

                  (c) after giving effect to each proposed Transfer or Reinvestment, the Transferee's Total Investment will not exceed the Transfer Limit and the Asset Interest will not exceed 100%;

                  (d)      the Termination Date shall not have occurred,

                  (e) in the case of a Transfer, the Administrator shall have timely received an appropriate notice of the proposed Transfer in accordance with Section 1.02(a), and

                  (f) the Administrator shall have received such other documents as it may have reasonably requested in accordance with Section 7.02(k);

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment or any Transfer on any day which does not cause the Transferee's Total Investment, after giving effect to such Reinvestment or Transfer, to exceed the Transferee's Total Investment as of the opening of business on such day.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01 Representations and Warranties of Transaction Parties. Each Transaction Party represents and warrants as to itself, as of the date hereof and as of each day throughout the term of this Agreement, as follows:

                  (a) Organization and Good Standing; Ownership. Each Transaction Party has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. Transferor had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables and Related Assets.

                  (b) Due Qualification. Each Transaction Party is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals could not reasonably be expected to have a Material Adverse Effect.

                  (c) Power and Authority; Due Authorization. Each Transaction Party (i) has all necessary corporate power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, (B) in the case of Servicer, to service the Receivables and the Related Assets in accordance with the Credit and Collection Policy, this Agreement and the Sale Agreement, and (C) in the case of Transferor, to transfer, assign and convey the Asset Interest on the terms and conditions herein provided, (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and, in the case of Transferor, the sales and assignments described in clause (i)(C) above and (iii) has duly executed and delivered this Agreement and each other Transaction Document to which such Transaction Party is a party.

                  (d) Valid Sale; Binding Obligations. (i) This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest (or a valid grant of a security interest in the Receivables and Related Assets) to the Administrator on Transferee's behalf, enforceable against creditors of, and purchasers from, Transferor, and (ii) this Agreement and each other Transaction Document signed by such Transaction Party constitutes, a legal, valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which such Transaction Party is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles or certificate of incorporation or by-laws of such Transaction Party, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which such Transaction Party is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of such Transaction Party's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to such Transaction Party of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Transaction Party or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to such Transaction Party's knowledge, threatened, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document to which such Transaction Party is a party, (ii) seeking to prevent the sale and assignment of the Receivables and the related rights and other property with respect thereto under the Sale Agreement or the Reconveyance Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document to which such Transaction Party is a party or (iii) that could reasonably be expected to have a Material Adverse Effect of the type described in clauses (ii), (iii), and (iv) of the definition of "Material Adverse Effect." There are no proceedings or investigations pending as of the date hereof, or, to such Transaction Party's knowledge, threatened as of the date hereof, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality that could reasonably be expected to have a Material Adverse Effect of the type described in clause (i) of the definition of "Material Adverse Effect."

                  (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (h) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Transaction Party of this Agreement and each other Transaction Document to which it is a party, except, in the case of Transferor, for (i) the filing of the UCC financing statements referred to in Article V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in Section 8.05, all of which, at the time required in
Article V or Section 8.05, as applicable, shall have been duly made (except in the case of any such UCC statement referred to in Article V, in which case such UCC statement shall have been duly made within a reasonable time after the date hereof) and shall be in full force and effect.

                  (i) Financial Condition. The consolidated balance sheets of WestPoint and its consolidated Subsidiaries as at December 31, 1997, and the related statements of income and shareholders' equity of WestPoint and its consolidated Subsidiaries for the fiscal year then ended, certified by Ernst & Young, LLP, independent certified public accountants, copies of which have been furnished to the Administrator, fairly present in all material respects the consolidated financial condition of WestPoint and its consolidated Subsidiaries as at such date and the consolidated results of the operations of WestPoint and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. As of the date hereof, there has been no material adverse change in the financial condition, business or operations of WestPoint and its consolidated Subsidiaries since the date of such financial statements. On the date hereof, Transferor is, and on the date of each Transfer and Reinvestment (both before and after giving effect to such Transfer or Reinvestment), Transferor shall be solvent.

                  (j) Use of Proceeds. No funds obtained by such Transaction Party under this Agreement or any other Transaction Document will be used (i) for a purpose that violates or will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities and Exchange Act of 1934, as amended.

                  (k)      Quality of Title.

                           (i) Each Pool Receivable, together with the Related Assets, is owned by Transferor free and clear of any Lien (other than any Lien arising solely as the result of any action taken by Transferee (or any assignee thereof) or by the Administrator). When the Administrator, on behalf of Transferee, makes a Transfer or Reinvestment, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable and each Related Asset with respect thereto, free and clear of any Lien (other than any Lien arising as the result of any action taken by Transferee (or any assignee thereof) or by the Administrator).

                           (ii) No currently effective financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein or the Related Assets with respect thereto is on file in any recording office except such as may be filed (1) in favor of the Originators in accordance with any Contract, (2) in favor of Transferor in connection with the Sale Agreement or (3) in favor of Transferee or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by Transferee (or any assignee thereof) or by the Administrator.

                  (l)      Accuracy of Information. No information
heretofore or contemporaneously furnished in writing (if prepared by such Transaction Party, or to the extent information therein was supplied by such Transaction Party) by or on behalf of such Transaction Party to the Administrator or the Transferee for purposes of, pursuant to, or in connection with, this Agreement and any other Transaction Document or any transaction contemplated hereby or thereby was, and no other such written information furnished by such Transaction Party to the Administrator or Transferee will be, inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Administrator or Transferee at such time) as of the date as of which such information is dated or certified, or contained or will contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information not materially misleading, in light of the circumstances under which such information was furnished.

                  (m) Offices; Jurisdiction of Organization. The principal places of business and chief executive offices of Servicer and Transferor are located at the respective addresses set forth on Schedule 14.02, the offices where Servicer and Transferor keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(m) and the jurisdiction of organization of each of Servicer and Transferor is the State of Delaware (or at such other locations or jurisdictions, notified to the Administrator, on Transferee's behalf, in accordance with Section 7.01(f) or 7.01(j), as applicable, in jurisdictions where all action required by Section 8.05 has been taken and completed).

                  (n) Lock-Box Accounts and Concentration Account. The names and addresses of all the Lock-Box Banks and the Concentration Bank, together with the account numbers of the Lock-Box Accounts and the Concentration Account at such Lock-Box Banks or Concentration Bank (as applicable), are specified in Schedule 6.01(n) (or have been notified to and approved by the Administrator, on Transferee's behalf, in accordance with Section 7.03(d)). Transferor or the Servicer has instructed (or has caused the Originators to instruct) all Obligors to pay all Collections directly to a segregated lock-box identified on Schedule 6.01(n). All proceeds remitted to any such lock-box will be deposited directly by the applicable Lock-Box Bank into a Lock-Box Account and all such funds deposited to the Lock-Box Accounts will be transferred daily to the Concentration Account. Each lock-box identified on Schedule 6.01(n) and each Lock-Box Account is maintained in the name of Transferor and subject to a Lock-Box/Collection Account Agreement that is in full force and effect and exclusive dominion and control of each such lock-box and Lock-Box Account has been transferred to Transferor. Transferor has not granted any Person, other than the Administrator as contemplated by this Agreement, any currently effective right of dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion and control of any such lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event. Each Transaction Party has and maintains accounting, administrative and operating procedures that permit identification of the Collections.

                  (o) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable is an Eligible Receivable on such date.

                  (p)      [Intentionally Omitted].

                  (q) Compliance with Credit and Collection Policy. With respect to each Pool Receivable, each of Transferor, Servicer and each Originator has complied in all material respects with the Credit and Collection Policy.

                  (r) Payments to Originators. With respect to each Receivable transferred to Transferor by the Originators pursuant to the Sale Agreement, Transferor has given reasonably equivalent value to each Originator in consideration for the Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt. No transfer by any Originator of any Receivable is or may be voided under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C.ss.ss.101 et. seq.), as amended.

                  (s) Required Asset Level. On each Settlement Date, after giving effect to the payments made under Section 3.01(c), the Current Asset Level is at least equal to the Required Asset Level. On each day other than a Settlement Date, if the Current Asset Level is less than the Required Asset Level, the Borrowing Availability is at least equal to $30,000,000.

                  (t) Names. In the past five years, Transferor has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (u) Ownership of Transferor. WestPoint owns, directly or indirectly, 100% of the issued and outstanding capital stock of Transferor, free and clear of any Lien (other than the lien created under (i) that certain Third Amended and Restated Stock Pledge Agreement, dated as of March 26, 2001, by and between WestPoint and Bank of America, N.A., as Trustee and (ii) that certain Collateral Security Agreement, dated as of June 29, 2001, among WestPoint, certain subsidiaries of WestPoint and Bankers Trust Company, as Administrative Agent). Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Transferor.

                  (v) Investment Company. Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

                  (w) Taxes. Such Transaction Party has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

                  (x) Compliance with Applicable Laws. Such Transaction Party is in compliance, in all respects, with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws, if any, applicable to the Pool Receivables and related Contracts), except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII
                    GENERAL COVENANTS OF TRANSACTION PARTIES

         SECTION 7.01 Affirmative Covenants of Transaction Parties. From the date hereof until the Final Payout Date, unless the Administrator and the Insurer shall otherwise consent in writing:

                  (a) Compliance With Laws, Etc. Each Transaction Party will comply with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts and other agreements related thereto, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Preservation of Corporate Existence. Each Transaction Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

                  (c) Reviews. Each Transaction Party will at any time and from time to time, at such Transaction Party's expense, upon not less than five
(5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Insurer or the Administrator, reasonably believes in good faith that a Liquidation Event has occurred and is continuing), in which case one (1) Business Days' notice shall be required) during regular business hours, permit the Administrator, or any of its agents or representatives, (i)(A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Transaction Party relating to Pool Receivables and the Related Assets, including, without limitation, the Contracts and purchase orders and other agreements related thereto, and (B) to visit the offices and properties of such Transaction Party for the purpose of examining such materials described the foregoing clause (A), and discussing matters relating to Pool Receivables and the Related Assets or such Transaction Party's financial condition, performance hereunder or under any other Transaction Document or performance under any Contract, in each case, with any of the officers or employees of such Transaction Party having knowledge of such matters; (ii) to meet with the independent auditors of such Transaction Party to review with such auditors the books and records of such Transaction Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Transaction Party, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of such Transaction Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing,
(x) such reviews shall not be done more than four (4) times in any one calendar year and (y) the Transaction Parties shall only be responsible for the costs and expenses of (A) two such reviews during the calendar year 2001 and (B) one such review in any other calendar year.

                  (d) Keeping of Records and Books of Account. Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

                  (e) Performance and Compliance with Receivables and Contracts. Each Transaction Party will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Pool Receivables and the Related Assets, the breach of which provisions, covenants or promises could reasonably be expected to have a Material Adverse Effect.

                  (f) Location of Records. Each Transaction Party will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to the Pool Receivables at the address(es) of Servicer and Transferor referred to in Section 6.01(m) or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

                  (g) Credit and Collection Policies. Each Transaction Party will comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and all related Contracts.

                  (h) Sale Agreement. Transferor will (i) perform and comply with all of its covenants and agreements set forth in the Sale Agreement,
(ii) enforce the rights and remedies accorded to Transferor under the Sale Agreement, and (iii) enforce the performance by the Originators of their respective obligations under the Sale Agreement.

                  (i) Collections. The Servicer shall instruct (or shall cause Transferor to instruct) all Obligors to pay all Collections directly to a segregated lock-box identified on Schedule 6.01(n). Transferor shall cause (i) all proceeds remitted to any such lock-box to be deposited directly by the applicable Lock-Box Bank into a Lock-Box Account, (ii) all proceeds deposited to any Lock-Box Account to be transferred daily to the Concentration Account, and
(iii) each such lock-box and Lock-Box Account to be maintained in its name and to be subject at all times to a Lock-Box/Collection Account Agreement that is in full force and effect. Transferor shall not grant any Person, other than the Administrator as contemplated by Section 8.05 of this Agreement, dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion and control of any such lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event. Transferor shall maintain accounting, administrative and operating procedures that permit identification of the Collections.

                  (j) Ownership Interest of Transferor. Transferor shall take all necessary action to vest legal and equitable title to the Receivables and the Related Assets purchased under the Sale Agreement irrevocably in Transferor, free and clear of any Liens other than Liens in favor of the Administrator on behalf of Transferee and its assigns (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect Transferor's interest in such Receivables and Related Assets and such other action to perfect, protect or more fully evidence the interest of Transferor as the Administrator may reasonably request).

                  (k) Ownership Interest of Transferee. Transferor shall take all necessary action to establish and maintain, in favor of the Administrator on behalf of Transferee, a valid and perfected first priority undivided percentage ownership or security interest in all Pool Receivables and the Related Assets to the full extent contemplated herein, free and clear of any Liens other than Liens in favor of the

Administrator on behalf of Transferee and its assigns (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Administrator's and Transferee's interest in such Pool Receivables and Related Assets and such other action to perfect, protect or more fully evidence the interest of the Administrator and Transferee as Transferee or the Administrator may reasonably request).

                  (l) Payments under Sale Agreement. With respect to each Receivable purchased by Transferor from the Originators, such sale shall be effected under, and in strict compliance with the terms of the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originators in respect of the purchase price for such Receivable.

                  (m)      [Intentionally Omitted].

                  (n) Marking of Data Processing Reports. Transferor will on or prior to December 24, 1998 (and shall deliver to the Administrator on or before such date a certificate of an authorized officer certifying compliance with this subsection (n)) place on its computer systems and records which store information relating to and which evidence the Pool Receivables, and take all steps reasonably necessary to ensure that there shall remain on such computer systems and records the following legend (or the substantive equivalent thereof): THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO WPS RECEIVABLES CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 18, 1998, AS AMENDED FROM TIME TO TIME, BETWEEN WESTPOINT STEVENS INC. AND WPS RECEIVABLES CORPORATION; AND AN OWNERSHIP AND SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN AND IN SUCH RECEIVABLES PURCHASE AGREEMENT HAS BEEN GRANTED AND ASSIGNED TO WACHOVIA BANK, N.A., AS ADMINISTRATOR ON BEHALF OF BLUE RIDGE ASSET FUNDING CORPORATION, PURSUANT TO AN ASSET INTEREST TRANSFER AGREEMENT, DATED AS OF DECEMBER 18, 1998, AMONG WPS RECEIVABLES CORPORATION, BLUE RIDGE ASSET FUNDING CORPORATION, AND WACHOVIA BANK, N.A., AS THE ADMINISTRATOR.

         SECTION 7.02 Reporting Requirements of Transaction Parties. From the date hereof until the Final Payout Date, unless the Insurer and the Administrator, on Transferee's behalf, shall otherwise consent in writing:

                  (a) Quarterly Financial Statements-WestPoint and Transferor. Each of WestPoint (whether or not WestPoint is then acting as Servicer hereunder) and Transferor will furnish to the Administrator and the Insurer, as soon as available and in any event within 50 days after the end of each of the first three quarters of each of its fiscal years, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of such Person and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with an officer's certificate in the form attached hereto as Exhibit B executed by the controller, chief financial officer or treasurer of WestPoint or Transferor, as applicable.

                  (b) Annual Financial Statements-WestPoint. WestPoint will furnish to the Administrator and the Insurer (whether or not WestPoint is then acting as Servicer hereunder) as soon as available and in any event within 95 days after the end of each fiscal year of WestPoint, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of WestPoint and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Ernst & Young, LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrator and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of WestPoint on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied.

                  (c) Annual Financial Statements - Transferor. Transferor will furnish to the Administrator and the Insurer as soon as available and in any event within 95 days after the end of each fiscal year of Transferor, copies of its unaudited balance sheets and related statements of income and statements of cash flow, showing the financial condition of Transferor as of the close of such fiscal year and the results of its operations, together with an officer's certificate in the form attached hereto as Exhibit B, executed by the controller, chief financial officer or treasurer of Transferor.

                  (d) Reports to Holders and Exchanges. In addition to the reports required by subsections (a) and (b) above, promptly upon the Administrator's or the Insurer's request, WestPoint will furnish to the Administrator and the Insurer, copies of any reports specified in such request which WestPoint sends to any of its securityholders, and any reports or registration statements that WestPoint files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities.

                  (e) ERISA. Promptly after the filing or receiving thereof, each Transaction Party will furnish to the Administrator and the Insurer, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Transaction Party files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Transaction Party receives from the Pension Benefit Guaranty Corporation.

                  (f) Liquidation Events, etc. As soon as possible and in any event within three (3) Business Days after obtaining knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event that is not reasonably likely to be cured, each Transaction Party will furnish to the Administrator and the Insurer, a written statement of the chief financial officer, controller, treasurer, assistant treasurer or chief accounting officer of such Transaction Party setting forth details of such event and the action that such Transaction Party has taken or will take with respect thereto.

                  (g) Litigation; Judgements. As soon as possible and in any event within ten (10) Business Days of any Transaction Party's knowledge thereof, such Transaction Party will furnish to the Administrator and the Insurer, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect, (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect,
(iii) as to Servicer, the entry of one or more judgements or decrees against Servicer for the payment of money in the aggregate amount of $10,000,000 or more and which is not covered by insurance or as to which the insurance carrier has denied its responsibility and (iv) as to Transferor the entry of any judgement or decree against Transferor for the payment of money.

                  (h) Review of Receivables. As soon as available, each Transaction Party will furnish to the Administrator and the Insurer copies of all reports relating to audits or reviews of the Receivables or the credit and collection policies or practices of Transferor or Servicer, whether prepared by Transferor or Servicer or by an independent third party.

                  (i) Change in Business or Credit and Collection Policy. At least ten (10) Business Days prior to its effective date, each Transaction Party will furnish to the Administrator and the Insurer notice of (i) any material change in the character of such Transaction Party's business, and (ii) any material change in the Credit and Collection Policy.

                  (j) Ratings. Within one Business Day of obtaining knowledge thereof, each Transaction Party will furnish to the Administrator and the Insurer, notice of any downgrading or withdrawal of any rating of WestPoint's senior secured debt by any rating agency.

                  (k) Other. Promptly, from time to time, each Transaction Party will furnish to the Administrator and the Insurer such other information, documents, records or reports respecting the Pool Receivables or the condition or operations, financial or otherwise, of such Transaction Party as the Administrator or the Insurer may from time to time reasonably request in order to protect the interests of the Administrator and the other Secured Parties or any Affected Party under or as contemplated by this Agreement.

         SECTION 7.03 Negative Covenants of Transaction Parties. From the date hereof until the Final Payout Date, without the prior written consent of the Administrator and the Insurer:

                  (a) Sales, Liens, Etc. (i) No Transaction Party will, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing and (ii) Servicer will not assert any interest in the Pool Receivables, except as Servicer.

                  (b) Extension or Amendment of Receivables. No Transaction Party will, except as otherwise permitted in Section 8.02(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that materially adversely affects the collectibility of any Pool Receivable or the Administrator's and Transferee's rights therein.

                  (c) Change in Business or Credit and Collection Policy. No Transaction Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy that would, in either case, impair the collectibility of any significant portion of the Pool Receivables or otherwise materially adversely affect the interests or remedies of the Administrator or Transferee under this Agreement or any other Transaction Document, unless with respect to any material change in accounting policies relating to Receivables, such change is made in accordance with GAAP.

                  (d) Change in Payment Instructions to Obligors. No Transaction Party will add or terminate any bank as a Lock-Box Bank or as the Concentration Bank from those listed in Schedule 6.01(n) or make any change in its instructions to Obligors regarding payments to be made to Transferor or Servicer or payments to be made to any Lock-Box Bank or the Concentration Account (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank or Concentration Bank), unless (i) the Administrator shall have received at least ten (10) days' prior written notice of such addition, termination or change and
(ii) with respect to the addition of a new Lock-Box Account, Lock-Box Bank or Concentration Account, the Administrator shall have received a duly executed Lock-Box/Collection Account Agreement with each new Lock-Box Bank or Concentration Bank.

                  (e) Deposits to Lock-Box Accounts and Concentration Account. No Transaction Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or Concentration Account, any cash or cash proceeds other than Collections of Pool Receivables.

                  (f) Changes to Other Documents. Transferor will not enter into any amendment, waiver or modification of, or supplement to, the Sale Agreement, the Transferor's Certificate of Incorporation or the Transferor's By-laws.

                  (g) Issuances of Equity; Restricted Payments by Transferor. Transferor will not (i) issue or otherwise transfer any of the capital stock of Transferor to any Person other than WestPoint, (ii) purchase or redeem any shares of the capital stock of Transferor, (iii) declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, except that Transferor may declare or pay dividends or make distributions to its stockholders if, both before and after giving effect to such payment, the Transferee's Total Investment does not exceed the Transfer Limit, the Asset Interest does not exceed 100% and Transferor's net worth (determined in accordance with GAAP) is not less than $4,800,000 (iv) pay any principal amount of any Subordinated Note, except that Transferor may pay all or a portion of such principal amount on the

Settlement Date for any Settlement Period prior to the Liquidation Period, after making any payment required to be made by Transferor on such Settlement Date in accordance with Section 3.01(c)(iii), if after giving effect to such payment the Transferee's Total Investment does not exceed the Transfer Limit and the Asset Interest does not exceed 100% and Transferor's net worth (determined in accordance with GAAP) is not less than $4,800,000.

                  (h) Transferor Indebtedness. Transferor will not incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services or in connection with any securitization of receivables, except (A) indebtedness of Transferor to the Originators incurred in accordance with the Sale Agreement, (B) indebtedness of Transferor to Transferee and its assigns pursuant to the terms of this Agreement, (C) current accounts payable arising under the Transaction Documents and not overdue and (D) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $4,500.

                  (i) Negative Pledges. No Transaction Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Pool Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

                  (j) Change of Name; Jurisdiction of Organization. Transferor will not change its name, any trade name or corporate structure, or its jurisdiction of organization or commence the use of any new trade name, and WestPoint will not change its jurisdiction of organization, in each case, unless Transferor or WestPoint (as applicable) has given the Administrator at least 30 days' prior written notice thereof and has taken all steps necessary to continue the perfection of the Administrator's and Transferee's interest, including the filing of amendments to the UCC financing statements filed pursuant to Section 5.01(f).

                  (k)      Mergers, Consolidations, Dispositions and
Acquisitions.

                           (i) WestPoint will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) or sell, transfer or otherwise assign (in one transaction or a series of transactions) all or substantially all of WestPoint's assets (or capital stock) to any other Person, except, in each case, as and to the extent permitted under the Credit Agreement.

                           (ii)     Transferor will not merge into or
         consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person), or sell, transfer or otherwise assign (in one transaction or a series of transactions) all or substantially all of Transferor's assets (or capital stock) to any other Person other than the acquisition of the Pool Receivables and Related Assets pursuant to the Sale Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

                  (l) Pool Receivables Not to be Evidenced by Promissory Notes. No Transaction Party will take any action to cause or permit any Pool Receivable to become evidenced by any "instrument" (as defined in the applicable UCC) , except in connection with the collection of any such Pool Receivable which is overdue provided that the original of such instrument is delivered to the Administrator, duly endorsed.

                  (m) Required Asset Level. Transferor shall not permit the Current Asset Level to be less than the Required Asset Level at any time when the Borrowing Availability is less than $30,000,000.

         SECTION 7.04 Separate Corporate Existence of Transferor. Each Transaction Party hereby acknowledges that Transferee and the Administrator are entering into the transactions contemplated hereby in reliance upon Transferor's identity as a legal entity separate from WestPoint and its other Affiliates. Therefore, each Transaction Party shall take all steps specifically required by this Agreement or reasonably required by the Administrator to continue Transferor's identity as a separate legal entity and to make it apparent to third Persons that Transferor is an entity with assets and liabilities distinct from those of its WestPoint and Affiliates, and is not a division of WestPoint or any other Person. Without limiting the foregoing, each Transaction Party will take such actions as shall be required in order that:

                           (i) Transferor will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling or transferring and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                           (ii) Not less than one member of Transferor's Board of Directors (the "Independent Director") shall be an individual who is not at such time, and shall not have been at any time during the preceding three years (and is not an associate, as defined below, of),
         (x) a director, officer, employee or affiliate of WestPoint or any of its subsidiaries or affiliates, or of any major creditor (as hereinafter defined) thereof, or (y) the direct, indirect or beneficial owner at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director, of common stock of WestPoint, or (z) a relative of any person described in the foregoing clauses (x) or (y). For purposes of this paragraph (ii), (A) the term "major creditor" shall mean a financial institution to which WestPoint or any of its subsidiaries or affiliates has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the Independent Director adversely to the interest of Transferor when its interests are adverse to those of WestPoint or any of its subsidiaries or affiliates, (B) the term "affiliate of a person" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (C) the term "associate," when used to indicate a relationship with any person, means (1) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (2) any trust or other estate in which such person serves as trustee or in a similar capacity, and (3) any spouse, parent, sibling, child, niece, nephew or cousin of such person or any spouse of any of the foregoing.

                           (iii)    The certificate of incorporation of
         Transferor shall provide that (a) at least one member of Transferor's Board of Directors shall be an Independent Director, (b) Transferor shall not, without the affirmative vote of 100% of the members of its Board of Directors, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction whether now or hereinafter in effect, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Transferor or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action, and (c) the provisions described in clauses (a) and (b) of this paragraph (iii), cannot be amended without the prior written consent of the Independent Director;

                           (iv) The Independent Director shall not at any time serve as a trustee in bankruptcy for Transferor or any Affiliate thereof;

                           (v) Any employee, consultant or agent of Transferor will be compensated from Transferor's funds for services provided to Transferor. Transferor will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of Transferor;

                           (vi) Transferor will contract with Servicer to perform for Transferor all operations required on a daily basis to service the Receivables Pool. Transferor will pay Servicer the Servicer's Fee pursuant hereto. Transferor will not incur any material indirect or overhead expenses for items shared with WestPoint (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that Transferor (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that WestPoint shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

                           (vii) Transferor's operating expenses will not be paid by any other Transaction Party or other Affiliate of Transferor;

                           (viii)   Transferor will have its own stationery;

                           (ix) The books of account, financial reports and corporate records of Transferor will be maintained separately from those of WestPoint and each other Affiliate of Transferor;

                           (x) Any financial statements of any Transaction Party or Affiliate thereof which are consolidated to include Transferor will contain detailed notes clearly stating that (A) all of Transferor's assets are owned by Transferor, and (B) Transferor is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of Transferor's assets prior to any value in Transferor becoming available to Transferor's equity holders; and the accounting records and the published financial statements of WestPoint or any of its Affiliates will clearly show (which, solely in the case of published financial statements, may be by footnote) that, for accounting purposes, the Pool Receivables and Related Assets have been sold by the Originators to the Transferor;

                           (xi) Transferor's assets will be maintained in a manner that facilitates their identification and segregation from those of WestPoint and the other Affiliates;

                           (xii) Each Affiliate of Transferor will strictly observe corporate formalities in its dealings with Transferor, and, except as permitted pursuant to this

         Agreement with respect to Collections, funds or other assets of Transferor will not be commingled with those of any of its Affiliates;

                           (xiii) No Affiliate of Transferor will maintain joint bank accounts with Transferor or other depository accounts with Transferor to which any such Affiliate (other than in its capacity as the Servicer hereunder or under the Sale Agreement) has independent access;

                           (xiv) No Affiliate of Transferor shall, directly or indirectly, name Transferor or enter into any agreement to name Transferor as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of Transferor;

                           (xv) Each Affiliate of Transferor will maintain arm's length relationships with Transferor, and each Affiliate of Transferor that renders or otherwise furnishes services or merchandise to Transferor will be compensated by Transferor at market rates for such services or merchandise;

                           (xvi) No Affiliate of Transferor will be, nor will it hold itself out to be, responsible for the debts of Transferor or the decisions or actions in respect of the daily business and affairs of Transferor. WestPoint and Transferor will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

                           (xvii) Transferor will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of Transferor will be continuously maintained as official records by Transferor; and

                           (xviii) Each of Transferor, on the one hand, and each Originator, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing; provided that, subject to
         Section 8.03(a), Servicer may service the Pool Receivables in its own name.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

         SECTION 8.01 Designation of Servicer.

                  (a) WestPoint as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this Section 8.01. Until the Administrator, on Transferee's behalf, gives to WestPoint a Successor Notice, WestPoint is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

                  (b) Successor Notice: Servicer Transfer Events. Upon the occurrence and during the continuance of a Liquidation Event, the Administrator may (with the prior written consent of the Insurer, such consent not to be unreasonably withheld), by written notice to WestPoint (a "Successor Notice"), designate a new Servicer (a "Servicer Transfer Event"); provided that, unless otherwise agreed by the Insurer, any such new Servicer shall have agreed to be bound by the terms of the Insurance Policy. Upon WestPoint's receipt of a Successor Notice, WestPoint agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrator (or its designee) shall assume each and all of WestPoint's obligations to service and administer the Pool Receivables, on the terms and subject to the conditions herein set forth, and WestPoint shall use its best efforts to assist the Administrator (or its designee) in assuming such obligations. Without limiting the foregoing, each of WestPoint and Transferor agrees, at its expense, to use its best efforts to provide the new Servicer with access (including, to the extent necessary licenses, sub-licenses and/or assignments of contracts), whether or not at the offices and properties of WestPoint, to all computer software (including its servicing software, NMC, and its claims software, CHICOR), necessary or useful in collecting or billing Receivables, solely for use in collecting and billing Pool Receivables.

                  (c) Subcontracts. Servicer may, without the prior consent of the Administrator, subcontract with any other Person for servicing, administering or collecting an immaterial amount of the Pool Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at the Administrator's request, on Transferee's behalf, at anytime after a Successor Notice has been given.

         SECTION 8.02 Duties of Servicer.

                  (a) Appointment; Duties in General. Each of Transferor, Transferee, the Insurer and the Administrator hereby appoints the Servicer, as from time to time designated pursuant to Section 8.01, as its agent to enforce its rights and interests in and under the Pool Receivables, the Related Assets and the related Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) Allocation of Collections; Segregation. Servicer shall segregate and set aside for the account of Transferor and the Secured Parties their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.03. If instructed by the Administrator, on Transferee's behalf, after the occurrence of a Liquidation Event, Servicer shall segregate and deposit into the

Concentration Account, Transferee's and the Insurer's share of Collections of Pool Receivables, on the second Business Day following receipt by Servicer of such Collections in immediately available funds.

                  (c) Modification of Receivables. So long as no Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing, WestPoint, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as WestPoint may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.02(a).

                  (d) Documents and Records. Each Transaction Party shall deliver to Servicer, and Servicer shall hold in trust for Transferor and Transferee in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

                  (e) Certain Duties to Transferor. Servicer shall in accordance with Section 1.03, turn over to Transferor (i) that portion of Collections of Pool Receivables representing Transferor's undivided percentage interest therein and (ii) the Collections of any Receivable which is not a Pool Receivable. Servicer, if other than WestPoint or any other Transaction Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to Transferor all documents, instruments and records in its possession that evidence or relate to Receivables of Transferor other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables, whereupon Transferor shall hold such documents, instruments and records in trust for the benefit of itself and Transferee in accordance with their respective interests therein.

                  (f) Termination. Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

                  (g) Power of Attorney. Transferor hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Transferor all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Transferor or transmitted or received by Transferee (whether or not from Transferor) in connection with any Pool Receivable.

                  (h) Obligor Payments. Any payment by an Obligor in respect of any indebtedness owed by it to an Originator or the Transferor shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of any Pool Receivable of such Obligor (starting with the oldest such Pool Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

         SECTION 8.03 Rights of the Administrator.

                  (a) Notice to Obligors. At any time when a Liquidation Event or a Servicer Transfer Event has occurred and is continuing, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by Transferee.

                  (b) Notice to Lock-Box Banks and Concentration Bank. The Administrator is hereby authorized, upon the occurrence of a Liquidation Event or a Servicer Transfer Event, to give notice to the Lock-Box Banks as provided in the Lock-Box/Collection Account Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. Transferor and Servicer hereby transfer to the Administrator, effective when the Administrator shall give such notice, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer.

                  (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than WestPoint pursuant to Section 8.01:

                           (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

                           (ii)     Any Transaction Party shall, at the
         Administrator's request and at such Transaction Party's expense, give notice of Transferee's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables pursuant to Section 8.03(a) and direct that payments be made directly to the Administrator or its designee.

                           (iii) Each Transaction Party shall, at the Administrator's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, the Related Assets and the related Contracts, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Servicer at a place selected by the Administrator, and
         (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner accept able to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.

                           (iv) Each Transaction Party and Transferee hereby authorizes the Administrator, on Transferee's behalf, and grants to the Administrator an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Transaction Party's name and on behalf of such Transaction Party and Transferee which are necessary or desirable, in the determination of the Administrator, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Transaction Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

         SECTION 8.04 Responsibilities of Transaction Parties. Anything herein to the contrary notwithstanding:

                  (a) Contracts. Each Transaction Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve any Transaction Party from such obligations.

                  (b) Limitation of Liability. The Administrator and Transferee shall not have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Transaction Party or any Originator or any Affiliate thereof.

         SECTION 8.05 Further Action Evidencing Transfers and Reinvestments.

                  (a) Further Assurances. Each Transaction Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrator or its designee may reasonably request in order to perfect, protect or more fully evidence the Transfers hereunder and the resulting Asset Interest, or to enable Transferee or the Administrator or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Transaction Party will:

                           (i)      upon the reasonable request of the
         Administrator, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

                           (ii) mark its computer systems and records which store information relating to and which evidence such Pool Receivables and related Contracts with a legend, acceptable to the Administrator, evidencing that the Asset Interest has been sold in accordance with this Agreement.

                  (b) Additional Financing Statements; Performance by Administrator. Each Transaction Party hereby authorizes the Administrator, on Transferee's behalf, or its designee to file a record or records, including without limitation, one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising in the name of any Transaction Party. If any Transaction Party fails to promptly execute and deliver within 10 days to the Administrator, on Transferee's behalf, any record, financing statement or continuation statement or amendment thereto or assignment thereof reasonably requested by the Administrator, each Transaction Party hereby authorizes the Administrator to execute such instrument on behalf of such Transaction Party. If any Transaction Party fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrator or its designee incurred in connection therewith shall be payable by the Transaction Parties as provided in Section 14.05.

                  (c) Continuation Statements; Opinion. Without limiting the generality of Section 8.05(a), Transferor will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.01(f) or any other financing statement filed pursuant to this Agreement (or the Original Second Step Agreement) or in connection with any Transfer hereunder, if the Final Payout Date shall not have occurred:

                           (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

                           (ii) deliver or cause to be delivered to the Administrator an opinion of the counsel for Transaction Parties, in form and substance reasonably satisfactory to the Administrator, confirming and updating the opinions delivered pursuant to Section 5.01(i) of this Agreement or Section 5.01(h) of the Original Second Step Agreement (to the extent such opinion relates to the validity of the security interest created hereunder) and Section 5.01(k) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

         SECTION 8.06 Servicer Advances. If, on any day that any payment of CP Costs, Earned Discount, Servicer's Fees, Fees and any other amounts payable hereunder to the Administrator or the other Secured Parties (other than Transferee's Total Investment) is required to be made, Transferor does not have sufficient available funds to make any such payment (including from Collections set aside pursuant to Section 1.03), the Servicer shall make an advance in an amount up to the amount of such deficiency (any such advance, a "Servicer Advance"). Notwithstanding the preceding sentence, the Servicer shall not be required to make a Servicer Advance (i) if the Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will not ultimately be recoverable from future collections on, or the liquidation of, the Pool Receivables; provided, however, the Servicer shall provide the Administrator on each relevant Reporting Date with an officer's certificate describing the Servicer's reasons (in reasonable detail) for making such determination), or (ii) in respect of any Receivable that becomes a Defaulted Receivable. The Servicer will deposit any Servicer Advances into the Concentration Account on or prior to 12:00 p.m. (Atlanta, Georgia time) on the date necessary to make any payment required to be made under Section 3.01. All Servicer Advances shall be made by wire transfer in immediately available funds. The Servicer may recover any Servicer Advance that it has made from Collections in accordance with Section 3.01.

                                   ARTICLE IX
                                SECURITY INTEREST

         SECTION 9.01 Grant of Security Interest. To secure all obligations of Transferor arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, Transferor hereby assigns and pledges to the Administrator and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrator, for the benefit of the Secured Parties, a security interest in, all of Transferor's right, title and interest now or hereafter existing in, to and under (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by Transferor hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing.

         SECTION 9.02 Further Assurances. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Transfers, Reinvestments and all the Asset Interests hereunder.

         SECTION 9.03 Remedies. Upon the occurrence of a Liquidation Event, the Administrator shall have, with respect to the collateral granted pursuant to
Section 9.01, and in addition to all other rights and remedies available to the Administrator under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X
                               LIQUIDATION EVENTS

         SECTION 10.01 Liquidation Events. The occurrence and continuation of any of the following events shall be "Liquidation Events" hereunder:

                  (a) (i) Servicer (if any Transaction Party or Affiliate thereof is Servicer) shall fail to perform or observe any term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) below or in other paragraphs of this Section 10.01) and such failure shall remain unremedied for five (5) Business Days or (ii) Servicer or Transferor shall fail to make any payment or deposit to be made by it hereunder when due in respect of CP Costs, Earned Discount or the Transferee's Total Investment or interest accruing at the Default Rate, or any Transaction Party shall fail to observe, perform or comply with Section 7.02 or (iii) Servicer or Transferor shall fail to make any payment or deposit to be made by it hereunder other than as described in the foregoing clause, (ii) and such failure shall remain unremedied for three (3) Business Days; or (iv) any Insurance Obligations shall not be paid when due; or

                  (b) (i) Any representation or warranty made or deemed to be made by any Transaction Party (or any of its officers) under this Agreement (other than any representation or warranty set forth in Sections 6.01 (k) or (l)) or any other Transaction Document or other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made; or (ii) any representation or warranty made or deemed to be made by any Transaction Party (or any of its officers) in Sections
6.01 (k) or (l) shall prove to have been false or incorrect in any material respect when made and such inaccuracy remains unremedied for five (5) Business Days; or

                  (c) Any Transaction Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any of the other Transaction Documents (other than as described in Section 10.01(a)) on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days; or

                  (d) WestPoint or any other Originator shall (1) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $10,000,000, when and as the same shall become due and payable or (2) fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (including any guaranty of such Indebtedness) if the effect of any failure referred to in this clause (2) is to cause such Indebtedness to become due prior to its stated maturity; or

                           (ii) Transferor shall (1) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when and as the same shall become due and payable or (2) fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (including any guaranty of such Indebtedness) if the effect of any failure referred to in this clause (2) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or

                  (e) An Event of Bankruptcy shall have occurred with respect to Servicer, any Originator or any Transaction Party or any Subsidiary of any of them; or

                  (f)      The Dilution Ratio at any Cut-Off Date exceeds 3.75%;
or

                  (g)      The Default Ratio at any Cut-Off Date exceeds 1.0%;
or

                  (h)      The Delinquency Ratio at any Cut-Off Date exceeds
1.25%; or

                  (i) On any Settlement Date, after giving effect to the payments made under Section 3.01(c), (i) the Asset Interest exceeds 100% or (ii) sum of the Transferee's Total Investment exceeds the Transfer Limit and in each case, such excess remains unremedied for three (3) Business Days; or

                  (j) The Borrowing Availability shall equal less than $30,000,000 at any time when the Current Asset Level is less than the Required Asset Level; or

                  (k) Any Transaction Party is subject to a Change in Control other than as permitted under the Credit Agreement; or

                  (l) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Pool Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to
Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Pool Receivables or Related Assets; or

                  (m) the Servicer, any Originator or Transferor shall make any material and adverse change in the policies as to origination of Receivables or in the Credit and Collection Policy, except with the prior written consent of the Administrator and the Insurer; or

                  (n) the Administrator, on behalf of Transferee, for any reason, does not have a valid, perfected first priority interest in the Pool Receivables and the Related Assets; or

                  (o) (i) a final judgment or judgments shall be rendered against WestPoint or any other Originator for the payment of money with respect to which an aggregate amount in excess of $10,000,000 is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of WestPoint or such Originator to enforce any such judgment; or (ii) a final judgment or judgments shall be rendered against Transferor for the payment of money; or

                  (p) any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse
Effect: (i) any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrator, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrator, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under
Section 406, 409, 502(i), or

502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (q)      an Event of Default shall occur under the Sale
Agreement.

         SECTION 10.02 Remedies.

                  (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in Section 10.01(e)), the Administrator shall, at the request, or may with the consent, of Transferee, by notice to Transferor declare the Termination Date to have occurred and the Liquidation Period to have commenced.

                  (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in Section 10.01(e), the Termination Date shall occur and the Liquidation Period shall commence automatically.

                  (c) Additional Remedies. Upon any Termination Date pursuant to this Section 10.02, no Transfers or Reinvestments thereafter will be made, and the Administrator, the Transferee and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI
                                THE ADMINISTRATOR

         SECTION 11.01 Authorization and Action. Pursuant to agreements entered into with the Administrator, Transferee has appointed and authorized, and the Insurer hereby appoints and authorizes, the Administrator (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing or any other provision of this Article XI, the Insurer acknowledges and agrees that the Administrator shall act as agent of the Insurer solely for the purpose of holding the lien granted hereunder for the benefit of the Insurer as well as the other Secured Parties and for the purpose of collecting and distributing to the Insurer payments to which the Insurer is entitled hereunder, all in accordance with the terms hereof. The Insurer agrees that the Administrator has no fiduciary obligation to the Insurer, whether arising by contract, in tort or otherwise and the Insurer hereby waives any right that it may now have or hereafter acquire to make any claim against the Administrator on the basis of any such fiduciary obligation.

         SECTION 11.02 Administrator's Reliance, Etc. The Administrator and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own breach of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrator: (a) may consult with legal counsel (including counsel for Transferor), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Transferee or the Insurer or any other holder of any interest in Pool Receivables and shall not be responsible to Transferee or the Insurer or any such other holder for any statements, warranties or representations made by any Transaction Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Transaction Party or to inspect the property (including the books and records) of any Transaction Party; (d) shall not be responsible to Transferee or the Insurer or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 11.03 Wachovia and Affiliates. Wachovia and any of its Affiliates may generally engage in any kind of business with any Transaction Party or any obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Transaction Party or any Obligor or any of their respective Affiliates, all as if Wachovia was not the Administrator, and without any duty to account therefor to Transferee or the Insurer or any other holder of an interest in Pool Receivables, but in any event subject to Section 14.07.

                                   ARTICLE XII
                       ASSIGNMENT OF PURCHASER'S INTEREST

         SECTION 12.01 Restrictions on Assignments.

                  (a) No Transaction Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrator and the Insurer. Transferee may not assign its rights hereunder (although it may delegate its duties hereunder to the extent expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Transferor, which consent shall not be unreasonably withheld; provided, however, that Transferee may assign all or any part of its rights and interests in the Transaction Documents, together with all or any part of its interest in the Asset Interest, to the Insurer, any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this Article

XII). The Administrator agrees to discuss the addition of any party as a Liquidity Bank with Transferor prior to such addition.

                  (b) Transferor agrees to advise the Administrator within five (5) Business Days after notice to Transferor of any proposed assignment by Transferee of the Asset Interest (or any portion thereof), not otherwise permitted under Section 12.01(a), of Transferor's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If Transferor does not consent to such assignment, Transferee may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under Section 12.01(a).

         SECTION 12.02 Rights of Assignee. Upon the assignment by Transferee in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of Transferee with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

         SECTION 12.03 Terms and Evidence of Assignment. Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this Article XII shall be upon such terms and conditions as Transferee and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to Transferee, the Administrator and the assignee.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         SECTION 13.01 Indemnities by Transferor.

                  (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, Transferor hereby agrees to indemnify each of Wachovia, both individually and as the Administrator, Transferee, the Liquidity Banks, the Insurer, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities, judgments and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Pool Receivable or any Contract, excluding, however, (a) resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) to Transferor for non-payment of the Pool Receivables due to credit problems of the Obligors thereof. Without limiting the foregoing, Transferor shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                           (i) the transfer by any Transaction Party of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to Transferor pursuant to the Sale Agreement, the transfer of an Asset Interest to Transferee pursuant to this Agreement and the grant of a security interest to Transferee pursuant to Section 9.01;

                           (ii) any representation or warranty made by any Transaction Party (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any other information or report delivered by or on behalf of any Transaction Party pursuant hereto or thereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

                           (iii) the failure by any Transaction Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                           (iv) the failure to vest and maintain vested in Transferee and its assigns (or the Administrator on behalf of Transferee) an undivided percentage ownership or security interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than any Lien arising solely as a result of an act of Transferee or the Administrator, whether existing at the time of any Transfer or Reinvestment of such Asset Interest or at any time thereafter;

                           (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Transfer or Reinvestment or at any time thereafter;

                           (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vii) any matter described in clause (i) or (ii) of Section 3.02(a);

                           (viii) any failure of any Transaction Party, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

                           (ix) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

                           (x) any claim of breach by any Transaction Party of any related Contract with respect to any Pool Receivable;

                           (xi) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables; and

                           (xii)    amounts in respect of Dilution.

                  (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Transaction Party under Section 13.01(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to Transferor and Transferor shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

                  (c) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Transferor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         SECTION 13.02 Indemnities by Servicer. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts (including, without limitation, losses arising from a loss of coverage under the Insurance Policy) awarded against or incurred by any of them arising out of or relating to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document (including, without limitation, the Insurance Policy), or any representation or warranty made by Servicer (or any of its officers) under or in connection with any Transaction Document or any other information or report delivered by or on behalf of Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for (except as otherwise specifically provided in this Agreement) to Servicer for non-payment of the Pool Receivables due to the credit problems of the Obligors thereof.

                  If for any reason the indemnification provided above in this
Section 13.02 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         SECTION 14.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Transaction Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Transaction Party, the Administrator, the Insurer and the Transferee (with respect to an amendment), or (b) the Administrator, the Insurer and the Transferee (with respect to a waiver or consent by them) or (c) any Transaction Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the Insurer shall not withhold its consent to any such amendment, waiver or consent (or in respect of any other provision hereof that requires its consent or approval) unless it determines, in good faith, that it would be materially and adversely affected by such amendment, waiver, consent or approval; and provided, further, that if the Insurer elects not to consent to any proposed amendment, waiver or other modification, the appropriate parties may nonetheless make such amendment, waiver or other modification upon further written notice to the Insurer of their decision to proceed without the consent of the Insurer and, in such event, the Insurer may terminate the Insurance Policy in accordance with
Article 16 thereof. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Transferee may also be required to obtain the approval of some or all of the Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

         SECTION 14.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 14.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

         SECTION 14.03 No Waiver; Remedies. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, Transferee or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Wachovia, individually, and as Administrator, and each Liquidity Bank is hereby authorized by Transferor, upon the occurrence of a Liquidation Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by Wachovia and such Liquidity Bank to or for the credit or the account of Transferor, now or hereafter existing under this Agreement, to amounts owed to the Administrator, any Affected Party, any Indemnified Party or Transferee, or their respective successors and assigns.

         SECTION 14.04 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of each Transaction Party, the Administrator, the Insurer, Transferee and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Transferor pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06, 14.07, 14.08 and 14.15 shall be continuing and shall survive any termination of this Agreement.

         SECTION 14.05 Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Transaction Parties jointly and severally agree to pay on demand:

                  (a) all costs and expenses incurred by the Administrator, any Liquidity Bank, the Insurer, the Transferee and their respective Affiliates in connection with:

                           (i) the negotiation, preparation, execution and delivery of the Original Second Step Agreement, this Agreement and the other Transaction Documents, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Transaction Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

                           (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Transaction Party's books and records either prior to the execution and delivery hereof or pursuant to Section 7.01(c)(iii) or 7.02(j) provided that such amounts shall not include any amount relating to the general overhead expenses of any party hereto; and

                  (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Transaction Parties, jointly and severally, agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

         SECTION 14.06 No Proceedings. Servicer hereby agrees that it will not institute against Transferor, or join any Person in instituting against Transferor, and each Transaction Party, Servicer, the Insurer and Wachovia (individually or as Administrator) each hereby agrees that it will not institute against Transferee, or join any other Person in instituting against Transferee, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Transferee shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

         SECTION 14.07 Confidentiality of Transferor Information.

                  (a) Confidential Transferor Information. Each party hereto (other than the Transaction Parties) acknowledges that certain of the information provided to such party by or on behalf of the Transaction Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless WestPoint shall otherwise agree in writing, and except as provided in Section 14.07(b), such party will not disclose to any other person or entity any nonpublic information provided by any Transaction Party or obtained by such party in connection herewith, including:

                           (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Transaction Party to Transferee or the Administrator (A) prior to the Original Closing Date in connection with such party's due diligence relating to the Transaction Parties and the transactions contemplated hereby, or (B) pursuant to Section 3.01, 5.01, 6.01(i), 7.01(c) or 7.02, or

                           (ii)     any other information regarding any
         Transaction Party which is designated by any Transaction Party to such party in writing as confidential,

(the information referred to above, whether furnished by any Transaction Party or any attorney for or other representative thereof (each a "Transferor Information Provider"), is collectively referred to as the "Transferor Information"); provided, however, "Transferor Information" shall not include any information which is or becomes generally available to the general public or to such party on a non-confidential basis from a source other than any Transferor Information Provider, or which was known to such party on a non-confidential basis prior to its disclosure by any Transferor Information Provider.

                  (b) Disclosure. Notwithstanding Section 14.07(a), each party may disclose any Transferor Information:

                           (i)      to any of such party's independent
         attorneys, consultants and auditors, and to any dealer or placement agent for Transferee's commercial paper, who (A) in the good faith belief of such party, have a need to know such Transferor Information, and (B) are informed by such party of the confidential nature of the Transferor Information and the terms of this Section 14.07 and has agreed, verbally or otherwise, to be bound by the provisions of this
         Section 14.07,

                           (ii) to any Liquidity Bank, any actual or potential assignees of, or participants in, any rights or obligations of Transferee, any Liquidity Bank or the Administrator under or in connection with this Agreement who has agreed to be bound by the provisions of this Section 14.07,

                           (iii) to any rating agency that maintains a rating for Transferee's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of Transferee in connection with such rating,

                           (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

                           (v) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

                           (vi) subject to Section 14.07(c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Transferor Information, or

                           (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, Transferee and the Administrator may disclose on a "no name" basis to any actual or potential investor in Transferee's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of Transferee's commitment and Transferee's Total Investment with respect to the Asset Interest and any other credit enhancement provided by any Transaction Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

                  (c) Legal Compulsion. In the event that any party hereto (other than any Transaction Party) or any of its representatives is requested, or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), to disclose any of the Transferor Information, such party will (or will cause its representative to):

                           (i) provide WestPoint with prompt written notice so that (A) WestPoint may seek a protective order or other appropriate remedy, or (B) WestPoint may, if it so chooses, agree that such party (or its representatives) may disclose such Transferor Information pursuant to such request or legal compulsion; and

                           (ii) unless WestPoint agrees that such Transferor Information may be disclosed, make a timely objection to the request or compulsion to provide such Transferor Information on the basis that such Transferor Information is confidential and subject to the agreements contained in this Section 14.07.

In the event such protective order or remedy is not obtained, or WestPoint agrees that such Transferor Information may be disclosed, such party will furnish only that portion of the Transferor Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Transferor Information.

                  (d) This Section 14.07 shall survive termination of this Agreement.

         SECTION 14.08 Confidentiality of Program Information.

                  (a) Confidential Information. Each party hereto acknowledges that Wachovia, individually and in its capacity as Administrator, regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

                           (i) it will not disclose without the prior consent of Wachovia (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential, nature of the Program Information (as defined below) and of the terms of this Section 14.08), (A) any information regarding the pricing in, or copies of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of Transferee generally or the services performed by Wachovia as the Administrator for Transferee, or (C) any information which is furnished by Wachovia to such party and which is designated by Wachovia to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (IV) subject to Section 14.08(c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (V) in financial statements as required by GAAP;

                           (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                           (iii) it will, upon demand, return (and cause each of its representatives to return) to Wachovia, all documents or other written material received from Wachovia in connection with (a)(i)(B) or
         (C) above and all copies thereof made by such party which contain the Program Information.

                  (b)      Availability of Confidential Information. This
Section 14.08 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a non-confidential basis from a source other than Wachovia or were known to such party on a non-confidential basis prior to its disclosure by Wachovia.

                  (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) other than in the case of clause (II) of the proviso to Section 14.08(a)(i) to disclose any of the Program Information, such party will

                           (i) provide Wachovia with prompt written notice so that Wachovia may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

                           (ii) unless Wachovia agrees that such Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.08.

In the event that such protective order or other remedy is not obtained, or Wachovia agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

                  (d) Survival. This Section 14.08 shall survive termination of this Agreement.

         SECTION 14.09 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.10 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.11 GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES OR RELATED PROPERTY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 14.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE
BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED
BEFORE A JURY.

         SECTION 14.13 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (A) IT IRREVOCABLY (I) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY GEORGIA STATE COURT, IN EITHER CASE SITTING IN FULTON COUNTY, GEORGIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH GEORGIA STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM
TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING, (IV) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 14.02; AND (V) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 14.13 SHALL AFFECT PURCHASER'S OR THE ADMINISTRATOR'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST TRANSFEROR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                  (B) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 14.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         SECTION 14.15 No Recourse Against Other Parties. The obligations of the Transferee under this Agreement are solely the corporate obligations of the Transferee. No recourse shall be had for the payment of any amount owing by the Transferee under this Agreement or for the payment by the Transferee of any fee in respect hereof or any other obligation or claim of or against the Transferee arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Transferee. For purposes of this Section 14.15, the term "Wachovia" shall mean and include Wachovia Bank, N.A. and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Transferee shall not be considered to be an affiliate of the Wachovia for purposes of this paragraph. Each of the Transferor, the Servicer and the Administrative Agent agrees that the Transferee shall be liable for any claims that such party may have against the Transferee only to the extent the Transferee has excess funds after providing for payment of the Commercial Paper Notes and to the extent such assets are insufficient to satisfy the obligations of the Transferee hereunder, the Transferee shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Transferee. Any and all claims against the Transferee or the Administrative Agent shall be subordinate to the claims of the holders of the Commercial Paper Notes and the Liquidity Banks (other than the Administrator).

         SECTION 14.16 Confirmation and Ratification of Terms.

                  (a) Upon the effectiveness of this Agreement, each reference to the Original Second Step Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Original Second Step Agreement and any Transaction Document, shall mean and be a reference to this Agreement.

                  (b) The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Original Second Step Agreement and any of the Transaction Documents shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

                  (c) The effect of this Agreement is to amend and restate the Original Second Step Agreement, and to the extent that any rights, benefits or provisions in favor of any of the parties to the Original Second Step Agreement existed in the Original Second Step Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the Original Closing Date. This Agreement is not a novation.

                  (d) The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Original Second Step Agreement, which are continuing and survive any termination of the Original Second Step Agreement including, without limitation, any and all rights, remedies and payment provisions with respect to (A) any representation and warranty made or deemed to be made pursuant to the Original Second Step Agreement, or (B) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

                  (e) The parties hereto agree and acknowledge that any and all amounts owing as or for Earned Discount, fees, expenses or otherwise under or pursuant to the Original Second Step Agreement, immediately prior to the effectiveness of this Agreement shall be owing as or for Earned Discount, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                  WPS RECEIVABLES CORPORATION,
                                  as Transferor


                                  By:  s/s Nelson Griffith
                                       -----------------------------------------
                                  Name:    J.  Nelson Griffith
                                  Title: President


                                  WESTPOINT STEVENS INC.,
                                  as initial Servicer


                                  By: /s/ Nelson Griffith
                                       -----------------------------------------
                                  Name:    J.  Nelson Griffith
                                  Title:  Senior Vice President and Controller

                                  BLUE RIDGE ASSET FUNDING CORPORATION, as
                                  Transferee


                                  By:  Wachovia Bank, N.A., its Attorney-in-Fact


                                  By: /s/ Elizabeth R. Wagner
                                       -----------------------------------------
                                  Name:  Elizabeth R. Wagner
                                  Title:  Senior Vice President

                                  WACHOVIA BANK, N.A.,
                                  as Administrator


                                  By: /s/ Kenny Karpowicz
                                       -----------------------------------------
                                  Name:    Kenny Karpowicz
                                  Title:  Vice President

                                  NORTH AMERICAN CAPACITY INSURANCE
                                  COMPANY


                                  By: /s/ Robert M. Solitro
                                       -----------------------------------------
                                  Name:    Robert M. Solitro
                                  Title:  President & COO

                                   APPENDIX A
                                   DEFINITIONS


         This is Appendix A to the FIRST AMENDED AND RESTATED ASSET INTEREST TRANSFER AGREEMENT, dated as of October 31, 2001, among WPS RECEIVABLES CORPORATION, as Transferor, WESTPOINT STEVENS INC., as initial Servicer, BLUE RIDGE ASSET FUNDING CORPORATION, as Transferee, NORTH AMERICAN CAPACITY INSURANCE COMPANY, as Insurer and WACHOVIA BANK, N.A., as Administrator (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Unless otherwise indicated, each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of, or Appendix or Exhibit to, this Agreement.

         A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

         "Adjusted Dilution Ratio" means, as of any date of determination, an amount (expressed as a percentage) equal to the twelve-month rolling average of the Dilution Ratio.

         "Administrator" has the meaning set forth in the preamble.

         "Advance Rate" means an amount (expressed as a percentage) equal to 1.0 minus the Required Reserve Factor.

         "Advertising Co-op Reserve" means, on any day, aggregate reserves maintained by the Originators on their respective books with respect to discounts and price load arrangements negotiated with customers and volume-based rebates to customers as reimbursement for certain expenses incurred in the advertising of the Originators' products.

         "Affected Party" means each of Transferee, each Liquidity Bank, any assignee or participant of Transferee or any Liquidity Bank, the Liquidity Agent, Wachovia, any successor to Wachovia, as Administrator and any sub-agent of the Administrator.

         "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person. As used in this definition of "Affiliate," the term "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of such Person's voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the term "control."

         "Affiliated Obligor" in relation to any Obligor means an Obligor that is an Affiliate of such Obligor.

         "Alternate Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

         "Asset Interest" means an undivided percentage ownership interest, determined from time to time as provided in Section 1.04(b), in (i) all then outstanding Pool Receivables and (ii) all Related Assets.

         "Asset Tranche" means at any time a portion of the Asset Interest selected by the Administrator pursuant to Section 2.01.

         "Bank Rate" has the meaning assigned thereto in the Fee Letter.

         "Bill and Hold Receivable" means a Receivable as to which (i) an Originator, at the written request of the Obligor thereof contained in a written purchase order and/or similar writing (including any oral communication confirmed in writing), invoices such Obligor for goods the sale of which gave rise to such Receivable (the "related goods") but retains possession of such related goods for a period of time, (ii) the related goods so held are segregated from such Originator's inventory and (iii) the related invoice is payable on the normal due date for similar Receivables of such Originator that are not Bill and Hold Receivables.

         "Borrowing Availability" means, at any time, an amount equal to the sum of (i) the amount available to WestPoint for borrowing revolving loans under the Credit Agreement and each other credit agreement or line of credit to which WestPoint is a party as borrower and pursuant to which WestPoint may borrow revolving loans and (ii) the aggregate fair market values of all Cash-Equivalent Investments then owned by WestPoint.

         "Broken Funding Costs" means, for any Asset Tranche which: (i) has its Transferee's Tranche Investment reduced without compliance by Transferor with the notice requirements hereunder or (ii) does not have its Transferee's Tranche Investment reduced following the delivery of notice of such reduction in accordance with the terms hereof or (iii) is assigned by Transferee to the Liquidity Banks under the Liquidity Agreement or (iv) is terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the tranche periods for Commercial Paper Notes, or (as applicable) the Earned Discount that would have accrued during the remainder of the Yield Periods, determined by the Administrator to relate to such Asset Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such reduction was designated to occur pursuant to such notice) of the Transferee's Tranche Investment of such Asset Tranche if such reduction, assignment or termination had not occurred or such notice of reduction had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Transferee's Tranche Investment is allocated to another Asset Tranche, the amount of CP Costs or Earned Discount actually accrued during the remainder of such period on such Transferee's Tranche Investment for the new Asset Tranche, and (y) to the extent such Transferee's Tranche Investment is not allocated to another Asset Tranche, the income, if any, actually received during the remainder of such period by the holder of such Asset Tranche from investing the portion of such Transferee's Tranche Investment not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

         "Business Day" shall mean (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York, and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

         "Canadian Receivable" means a Receivable the Obligor of which (i) if a natural person, is a resident of Canada, (ii) if a corporation or other business organization, is organized under the laws of Canada or any political subdivision thereof and has its chief executive office in Canada and, in any case, is denominated in Dollars.

         "Capital Lease Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement and the Sale Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Cash-Equivalent Investment" means (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) and (ii) deposits and certificates of deposit with any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, and in each case, maturing within one year after the date of acquisition.

         "Change in Control" means:

                  (a) in relation to WestPoint, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), of beneficial ownership

(within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of WestPoint entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of WestPoint and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of WestPoint attached to all such outstanding shares of capital stock of WestPoint, unless otherwise agreed in writing by the Administrator; and

                  (b) in relation to Transferor, the failure of WestPoint to own (directly or through wholly-owned Subsidiaries of WestPoint) 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of Transferor on a fully diluted basis.

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Collections" means, with respect to any Receivable, all funds which
(a) are received by Transferor, any Originator or Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that Transferor, any Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), and (b) solely in the case of Pool Receivables, are Deemed Collections.

         "Commercial Paper Notes" shall mean the commercial paper promissory notes issued by or on behalf of the Transferee in the United Stated commercial paper market.

         "Concentration Account" means Transferor's bank account no.375-023-5546 maintained at the Concentration Bank listed on Schedule 6.01(n) and each other account maintained by Transferor at a Concentration Bank approved by the Administrator in accordance with Section 7.03(d).

         "Concentration Bank" means the bank listed on Schedule 6.01(n) under the heading "Concentration Bank" and each other bank approved by the Administrator in accordance with Section 7.03(d).

         "Consolidated Parties" means a collective reference to WestPoint and its Subsidiaries, and "Consolidated Party" means any one of them.

         "Contract" means a contract between Transferor or an Originator (or in the case of an Existing Receivable, an Affiliate of an Originator) and any Person, or an invoice sent or to be sent by Transferor or an Originator (or in the case of an Existing Receivable, an Affiliate of an Originator), pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A 'related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

         "CP Accrual Period" means each Settlement Period during which any Asset Tranche is funded with Commercial Paper Notes.

         "CP Costs" means, for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper Note dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Transferee pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Transferor shall request any Transfer during any period of time determined by the Administrator in its sole discretion to result in incrementally higher CP Costs applicable to such Transfer, the principal associated with any such Transfer shall, during such period, be deemed to be funded by Transferee in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal. Notwithstanding the foregoing, on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the CP Costs for each Asset Tranche funded through the issuance of Commercial Paper Notes shall equal the greater of (a) the amount determined for such day pursuant to the preceding two sentences, and (b) interest on the Transferee's Total Investment associated with such Asset Tranche a rate per annum equal to the Default Rate.

         "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of June 9, 1998, among WestPoint, as borrower, certain subsidiaries of WestPoint, the financial institutions parties thereto and Bank of America, N.A., as administrative agent for said financial institutions, as such agreement is amended, supplemented or otherwise modified from time to time.

         "Credit and Collection Policy" means those credit and collection policies and practices of WestPoint relating to Contracts and Receivables as in effect on the date of this Agreement, as modified in accordance with the terms of this Agreement, but subject to compliance with applicable tariffs or state regulations in effect from time to time.

         "Current Asset Level" means, as of any date of determination, the sum of the Net Pool Balance as of such day, plus OCEEC as of such date.

         "Cut-Off Date" means the last day of each Settlement Period.

         "Days Sales Outstanding" or "DSO", means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Pool Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Pool Receivables created during the three Settlement Periods including and immediately preceding such Cut-Off Date.

         "Deemed Collections" has the meaning set forth in Section 3.02(a).

         "Default Horizon Ratio" as of any Cut-Off Date means the ratio (expressed as a percentage) of (i) the aggregate sales of the Originators during the four most recently ended Settlement Periods ending on such Cut-Off Date, divided by (ii) the aggregate Outstanding Balance of all Eligible Receivables on such Cut-Off Date.

         "Default Rate" means a per annum rate of interest equal to the sum of
(i) the Alternate Base Rate, plus (ii) two percent (2%).

         "Default Ratio" at any time means the ratio (expressed as a percentage) computed as of the Cut-Off Date for the most recently ended Settlement Period by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that became Defaulted Receivables during such Settlement Period by (y) the aggregate sales of the Originators during the Settlement Period occurring four months prior to the most recently ended Settlement Period.

         "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment; (b) as to which collection proceedings have commenced; (c) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; (d) as to which payments have been extended, or the terms of payment thereof rewritten, other than as permitted by Section 8.02(c);
(e) which has been, or, consistent with the Credit and Collection Policy would be, written off Transferor's, the applicable Originator's or Servicer's books as uncollectible; or (f) the Obligor of which is an Obligor of other Receivables more than 50% of which are Defaulted Receivables.

         "Delinquency Ratio" at any time means the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding Settlement Period by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of Pool Receivables on such Cut-Off Date.

         "Delinquent Receivable" means a Receivable (a) that is not a Defaulted Receivable and (b) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

         "Dilution" means the amount of any reduction or cancellation of the Unpaid Balance of a Pool Receivable (including, without limitation, as described in Section 3.02(a)) other than as a result of (i) cash Collections on account of such Pool Receivable or (ii) a write-off of such Pool Receivable as uncollectible in accordance with the Credit and Collection Policy.

         "Dilution Factor" means an amount (expressed as a percentage) equal to the product of the Dilution Horizon Ratio, multiplied by the Adjusted Dilution Ratio.

         "Dilution Horizon Ratio" means, as of any Cut-Off Date, an amount (expressed as a percentage) equal to (i) the aggregate sales of the Originators during the three Settlement Periods most recently ended (including the Settlement Period ending on such Cut-Off Date), divided by (ii) aggregate Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.

         "Dilution Ratio" means, as of any date of determination, an amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Dilution which occurred during the most recently ending Settlement Period, and the denominator of which is the aggregate amount of sales of the Originators during the Settlement Period occurring three months prior to the most recently ended Settlement Period.

         "Dilution Reserve" means, as of any date of determination, an amount (expressed as a percentage) equal to the product of (i) (x) 2.00 multiplied by, the Adjusted Dilution Ratio, plus (y) the Dilution Volatility Component, multiplied by, (ii) the Dilution Horizon Ratio.

         "Dilution Volatility Component" means, as of any date of determination, an amount (expressed as a percentage) equal to the product of (i) the difference between (a) the highest three-month rolling average of the Dilution Ratio for the most recently ending twelve month period, minus (b) the Adjusted Dilution Ratio, multiplied by (ii) a fraction, the numerator of which is equal to the amount calculated in clause (i)(a) of this definition and the denominator of which is equal to the amount calculated in clause (i)(b) of this definition.

         "Dollars" means dollars in lawful money of the United States of America.

         "Downgraded Liquidity Bank" means a Liquidity Bank which has been the subject of a Downgrading Event.

         "Downgrading Event" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

         "Earned Discount" means, for any Yield Period:

                                    PTI x ER x ED
                                    ------------- + LF
                                         360

where:

PTI      =        the daily average (calculated at the close of business each day) of the Transferee's Tranche Investment in the applicable
                  Asset Tranche during such Yield Period,

ER       =        the Earned Discount Rate for such Yield Period,

ED       =        the actual number of days elapsed during such Yield Period,
                  and

LF       =        the Liquidation Fee, if any, during such Yield Period.

         "Earned Discount Rate" means, for any Yield Period, the Bank Rate for such Asset Tranche and such Yield Period; provided, however, that on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate shall mean a rate per annum equal to the Default Rate.

         "Eligible Excess Concentrations" means, as of any date of determination for any Obligor Group, an amount equal to the lesser of: (i) the Grossed-Up Credit Limit then in effect for such Obligor Group (as determined by the Insurance Policy); or (ii) the aggregate Unpaid Balance of Eligible Receivables attributable to such Obligor Group as of such date that exceed the Obligor Concentration Limit then in effect for such Obligor Group.

         "Eligible Receivable" means, at any time, a Receivable:

                  (a) which arises out of the sale by an Originator of goods or services in the ordinary course of its business and which has been sold or contributed to Transferor pursuant to the Sale Agreement in a "true sale" or "true contribution" transaction free of all Liens;

                  (b) as to which the perfection of Transferee's (or the Administrator's on behalf of Transferee) undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force, which constitutes an "account" or "general intangible" as defined in the Uniform Commercial Code as in effect in such jurisdiction and which is subject to a valid and perfected ownership or security interest in favor of Transferee (or the Administrator on behalf of Transferee);

                  (c) the Obligor of which (i) if a natural person, is a resident of the United States (other than in the case of Canadian Receivables),
(ii) if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States (other than in the case of Canadian Receivables) and (iii) is not an Affiliate of any Transaction Party;

                  (d)      which is not a Defaulted Receivable;

                  (e)      with regard to which the warranty of Transferor in
Section 6.01(k) is true and correct;

                  (f) the sale of an undivided interest in which does not contravene or conflict with any law;

                  (g) which is denominated and payable only in Dollars in the United States;

                  (h) which arises under a Contract that has been duly authorized, executed and delivered and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

                  (i) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation if such violation would impair the collectibility of such Receivable;

                  (j) which satisfies all applicable requirements of the Credit and Collection Policy;

                  (k) which, according to the Contract related thereto, is due and payable within 90 days from the invoice date of such Receivable;

                  (l) the original term of which has not been extended or rewritten and the Unpaid Balance of which has not been adjusted other than as permitted under the Credit and Collection Policy;

                  (m) which arises under a Contract which (a) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights of the applicable Originator or any of its assignees under such Contract and (b) is not subject to a confidentiality provision that would have the effect of restricting the ability of Transferee or any of its assignees or the Administrator to exercise its rights under this Agreement; and

                  (n) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it (other than in the case of a Bill and Hold Receivable, the obligation of such Originator to deliver the related goods to the Obligor thereof), and no further action is required to be performed by any Person with respect thereto other than the payment thereon by the Obligor thereof and in the case of a Bill and Hold Receivable delivery by such Originator of the related goods to the Obligor thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Section 414(b) or (c) of the Code.

         "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Eurodollar Business Day" means a day of the year as defined in clause
(i) of the definition of Business Day.

         "Eurodollar Rate" means for any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Yield Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrator, at approximately 10:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding.

         "Eurodollar Rate (Reserve Adjusted)" applicable to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Yield Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

         "Eurodollar Reserve Percentage" shall mean, with respect to any Yield Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank or Liquidity Banks under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining such Liquidity Bank's or Liquidity Banks' reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by any Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Excess Obligor Concentration Amount" means, as of any date, the sum of
(i) the amounts by which the aggregate Unpaid Balance of Eligible Receivables of each Obligor (other than Special Obligors) exceeds the Obligor Concentration Limit for such Obligor and (ii) the amounts by which the aggregate Unpaid Balance of Eligible Receivables of each Special Obligor exceeds the Special Concentration Limit for such Special Obligor.

         "Excess Receivables Concentration Amount" means, as of any date, the sum of the amounts by which the aggregate Unpaid Balance of Pool Receivables that are Bill and Hold Receivables, Canadian Receivables or Government Receivables exceeds the Receivables Concentration Limit for Bill and Hold Receivables, Canadian Receivables and Government Receivables, respectively.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Receivable" means each Receivable and the Related Security with respect thereto that existed as of the Original Closing Date and was unpaid and as to which the Trustee, on behalf of the Trust, reconveyed to Transferor all of the right, title and interest of the Trust in such Receivable pursuant to the Reconveyance Agreement.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by

Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the domestic Business Day next succeeding such day, provided that
(i) if the day for which such rate is to be determined is not a domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding domestic Business Day as so published on the next succeeding domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrator on such day on such transactions, as determined by the Administrator.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

         "Fee Letter" has the meaning set forth in Section 4.01.

         "Fees" means all fees and other amounts payable pursuant to the Fee Letter.

         "Final Payout Date" means the date following the Termination Date on which Transferee's Total Investment shall have been reduced to zero and all other amounts payable by Transferor under the Transaction Documents shall have been paid in full.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

         "Grossed-Up Credit Limit" means, as of any date of determination, an amount equal to (a) the amount of any Credit Limit (as defined in the Insurance Policy) divided by (b) one (1) minus the Insurance Dilution Reserve as of such date.

         "Government Receivable" means a Receivable the Obligor of which is a government or a governmental subdivision or agency of the United States.

         "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such Person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

         "Indemnified Amounts" has the meaning set forth in Section 13.01.

         "Indemnified Party" has the meaning set forth in Section 13.01.

         "Insurance Dilution Reserve" means, as of any date of determination, an amount (expressed as a percentage) equal to the product of (i) (x) 3.00 multiplied by, the Adjusted Dilution Ratio, plus (y) the Dilution Volatility Component, multiplied by, (ii) the Dilution Horizon Ratio.

         "Insurance Obligation" means, on any date, the sum of (a) all Reimbursement Amounts, (b) all accrued and unpaid premium and charges for "Unutilized Credit Limit Capacity" under the Insurance Policy and (c) all other accrued and unpaid amounts then due and payable to the Insurer under the Insurance Policy and any other Transaction Document.

         "Insurance Policy" means the Securitization Credit Insurance Policy No. BHT0000006-00 issued by the Insurer, together with any insurance policy issued in substitution therefor.

         "Insurance Reserve" means, as of any date of determination, an amount equal to the product of (i) the Insurance Reserve Factor multiplied by (ii) OCEEC.

         "Insurance Reserve Factor" means, as of any date of determination, an amount equal to the sum of (a) the Insurance Dilution Reserve as of such date,
(b) the Insurance Yield Reserve as of such date and (c) the Insurance Servicing Reserve as of such date.

         "Insurance Servicing Reserve" means, as of any date of determination, an amount (expressed as a percentage) equal to (i) the Servicing Fee Rate, multiplied by (ii) 240, divided by (iii) 360.

         "Insurance Yield Reserve", means, as of any date of determination, an amount (expressed as a percentage) equal to (i) 1.5, multiplied by (ii) the Alternate Base Rate, multiplied by (iii) 240, divided by (iv) 360.

         "Insured Availability" means, as of any date of determination, an amount equal to the product of (a) the lesser of (i) the aggregate amount of Obligor Coverage in effect as of such date or (ii) the product of (x) Eligible Excess Concentrations multiplied by (y) 100% minus the Insurance Dilution Reserve as of such date and (b) 100% minus the sum of the Insurance Servicing Reserve and the Insurance Yield Reserve.

         "Insurer" has the meaning set forth in the preamble.

         "Insurer's Share" means the "Company's Share" as such term is defined in the Insurance Policy.

         "Interim Report" means a report substantially in the form of Exhibit D.

         "Lien" means any security interest, lien, encumbrance, pledge, assignment, title retention, similar claim, right or interest.

         "Liquidation Event" has the meaning set forth in Section 10.01.

         "Liquidation Fee" means, for each Asset Tranche (or portion thereof) funded by a Liquidity Funding for each day in any Yield Period (computed without regard to clause (iii) of the proviso of the definition of "Yield Period"), the amount, if any, by which:

                  (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Transferee's Tranche Investment with respect to such Asset Tranche during such Yield Period (as so computed) if such reductions had not been made, exceeds

                  (b) the income, if any, received by Transferee from investing the proceeds of such reductions of the Transferee's Tranche Investment.

         "Liquidation Period" means the period commencing on the Termination Date and ending on the Final Payout Date.

         "Liquidity Agent" means Wachovia, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Wachovia in such capacity.

         "Liquidity Agreement" means and includes (a) the Amended and Restated Liquidity Asset Transfer Agreement dated as of October 31, 2001, among Transferee, Wachovia, as Administrator, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, and (b) any other agreement hereafter entered into by Transferee providing for the making of loans, purchase of assets or other extensions of credit to Transferee secured by a direct or indirect security interest in the Asset Interest (or any portion thereof), to support all or part of Transferee's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Transferee's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal- specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

         "Liquidity Bank" means any one of, and "Liquidity Banks" means all of, the commercial lending institutions that are at any time parties to the Liquidity Agreement as liquidity providers thereunder.

         "Liquidity Funding" means a purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

         "Lock-Box Account" means any bank account into which Collections are deposited or transferred.

         "Lock-Box Bank" means any of the banks holding one or more lock-boxes or Lock-Box Accounts receiving Collections from Pool Receivables.

         "Lock-Box/Collection Account Agreement" means an agreement substantially in the form of Exhibit A among Transferor, the Administrator and a Lock-Box Bank or the Concentration Bank (as applicable) with respect to a Lock-Box Account or the Concentration Account (as applicable).

         "Loss Reserve" means, as of any date of determination, an amount (expressed as a percentage) equal to the product of (i) 2.0 times the highest 3-month rolling average Default

Ratio for the most recently ended twelve month period, multiplied by (ii) the Default Horizon Ratio.

         "Mandate Letter" means that certain letter agreement, dated October 21, 1998 between WestPoint and Wachovia.

         "Material Adverse Effect" with respect to any event or circumstance, means a material adverse effect on:

                  (i) (A) the assets, operations, business or financial condition of Transferor or (B) the business, assets, operations or financial condition of WestPoint and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of WestPoint;

                  (ii) the ability of any Transaction Party or any Originator to perform its obligations under this Agreement or any other Transaction Document to which such Transaction Party or such Originator is a party;

                  (iii) the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Receivables Pool; or

                  (iv) the status, existence, perfection, priority or enforceability of Transferor's, any Originator's or Transferee's interest in the Receivables Pool.

         "Monthly Report" means a report substantially in the form of Exhibit C. Each such report shall include for each Obligor for which Obligor Coverage has been established and is continuing under the Insurance Policy, a listing of the Pool Receivables owing by such Obligor and the aging of such Pool Receivables.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

         "Net Pool Balance" means, at any time, an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool at such time, minus (ii) the Excess

Obligor Concentration Amount at such time, minus (iii) the Excess Receivables Concentration Amount at such time, minus (iii) the Advertising Co-op Reserve at such time.

         "New Mandate Letter" means that certain letter agreement, dated June 26, 2001, by and among, WestPoint, NCM Americas Inc. and Wachovia Securities, Inc. and the Term Sheet attached thereto.

         "Obligor" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

         "Obligor Concentration Limit" has the meaning assigned thereto in the Fee Letter.

         "Obligor Coverage" has the meaning set forth in the Insurance Policy.

         "Obligor Group" has the meaning set forth in the Insurance Policy.

         "OCEEC" means an amount equal to the lesser of (i) the aggregate amount of Obligor Coverage then in effect divided by the sum of (x) 1.0 minus (y) the Insurance Dilution Reserve and (ii) the Eligible Excess Concentrations as of such date.

         "Originator" means WestPoint, in its capacity as seller under the Sale Agreement and each Subsidiary of WestPoint that becomes a party to the Sale Agreement as a seller pursuant to Section 1.8 of the Sale Agreement.

         "Original Closing Date" means December 18, 1998.

         "Other Excluded Obligors" means any Person designated from time to time by the Seller and approved by the Administrator as an Other Excluded Obligor; provided, that such approval shall be deemed to have been given if after five Business Days' notice of such designation by the Seller, the Administrator has not disapproved such designation.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "Permitted Investment" means any one or more of the following types of investments:

                  (a) marketable obligations of the United States of America, the full and timely payment of which are backed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

                  (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

                  (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $50,000,000, the short-term obligations of which are rated A-1 by S&P and P-1 by Moody's;

                  (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses
         (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

                  (e) commercial paper rated at least A-1 by S&P and P-1 by Moody's; and

                  (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Pool Receivable" means a Receivable in the Receivables Pool.

         "Pooled Commercial Paper" means the Commercial Paper Notes of Transferee subject to any particular pooling arrangement by Transferee, but excluding Commercial Paper Notes issued by Transferee for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Transferee.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Program Fee" has the meaning set forth in the Fee Letter.

         "Program Information" has the meaning set forth in Section 14.08(a)(i).

         "Qualifying Liquidity Bank" means a Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's and
(ii) P-1 by Moody's.

         "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale of goods (other than scrap sales) or services in the ordinary course of business by any Originator (or in the case of an Existing Receivable, by any Originator or an Affiliate thereof), which may be billed or may be an unbilled Receivable and includes the right to payment of any interest or finance charges and other amounts with respect thereto, excluding, however, Receivables (other than Canadian Receivables) of foreign obligors and Receivables of Other Excluded Obligors in an aggregate amount not to exceed $10 million.

         "Receivables Concentration Limit" has the meaning assigned thereto in the Fee Letter.

         "Receivables Pool" means, at any time, all then outstanding Receivables which have been sold, or purported to have been sold, by the Originators to Transferor pursuant to the Sale Agreement.

         "Reconveyance Agreement" means that certain Sale and Reconveyance Agreement, dated as of December 18, 1998, between Transferor and the Trustee.

         "Recoveries" has the meaning assigned to such term in the Insurance Policy.

         "Regulatory Change" shall mean any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including any Liquidity Bank) of or under any United States (federal, state or municipal) or foreign, laws, or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, with which, in the case of any request, it is the custom among banks in the relevant jurisdiction to comply.

         "Reimbursement Amount" means, on any date, the sum of all payments made by the Insurer pursuant to the Insurance Policy on or prior to such date, to the extent not previously reimbursed to the Insurer hereunder, plus interest accrued on each such payment at the Alternate Base Rate from the date such payment was made until the date on which such payment is reimbursed in full.

         "Reinvestment" has the meaning set forth in Section 1.03(a)(iii).

         "Related Assets" means (a) all rights to, but not any obligations under, all related Contracts and Related Security related to any Pool Receivables, (b) all rights and interests of Transferor under the Sale Agreement in relation to any Pool Receivables, (c) all books and records evidencing or otherwise relating to any Pool Receivables, (d) all Lock-Box Accounts, the Concentration Account and all cash and investments in any of the foregoing, to the extent constituting or representing the items in the following clause (e) and (e) all Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

         "Related Security" means, with respect to any Receivable, all of Transferor's or the applicable Originator's (as applicable) right, title and interest in and to: (a) all Contracts that relate to such Receivable; (b) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Receivable (but only to the extent of the interest of Transferor or Transferee (as applicable) in the respective Receivable); (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (f) all insurance policies, and all claims thereunder, related to such Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Receivable; (g) all books and records evidencing or otherwise relating to such Receivable; (h) all bank accounts into which any Collections are deposited; and (i) all Collections in respect of, and other proceeds of such Receivable or any Related Security. The interest of Transferee in any Related Security is only to the extent of Transferee's undivided percentage interest, as more fully described in the definition of Asset Interest.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA other than those events as to which the notice requirement has been waived by regulation.

         "Reporting Date" has the meaning set forth in Section 3.01(a).

         "Required Asset Level" means, as of any date of determination, the sum of (i) the Transferee's Total Investment as of such date, plus (ii) the Required Reserve as of such date, plus (iii) the Insurance Reserve as of such date.

         "Required Reserve" means, as of any date of determination, an amount equal to the product of (i) the Required Reserve Factor multiplied by (ii) the Net Pool Balance as of such day.

         "Required Reserve Factor" means, as of any date of determination, an amount equal to the greater of (i) 10% plus the Dilution Factor and (ii) the sum of (a) the Loss Reserve, (b) the Dilution Reserve, (c) the Yield Reserve and (d) the Servicing Reserve.

         "S&P" means Standard & Poor's Ratings Group.

         "Sale Agreement" means that certain Receivables Purchase Agreement, dated as of December 18, 1998, between WestPoint and Transferor, in its capacity as purchaser thereunder, as amended and restated by that certain First Amended and Restated Receivables Purchase Agreement, dated as of October 31, 2001, as it may be further amended, supplemented or otherwise modified in accordance with the terms of this Agreement.

         "Scheduled Maturity Date" means January 15, 2002, as extended pursuant to Section 1.06.

         "Secured Parties" means Transferee, the Administrator, the Insurer, the Indemnified Parties and the Affected Parties and their respective successors and assigns.

         "Servicer" has the meaning set forth in the preamble.

         "Servicer Advance" has the meaning set forth in Section 8.06.

         "Servicer Transfer Event" has the meaning set forth in Section 8.01(b).

         "Servicer's Fee" means, with respect to any Settlement Period, (i) an amount equal to (A) the Servicing Fee Rate times (B) the aggregate Unpaid Balance of the Pool Receivables at the close of business on the first day of such Settlement Period, times (C) 30/360; or (ii) on and after Servicer's reasonable request made at any time when WestPoint shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (A) 110% of Servicer's costs and expenses of performing its obligations under this Agreement during the Settlement Period when such day occurs, divided by (B) the number of days in such Settlement Period.

         "Servicing Fee Rate" means a rate of interest equal to 1% per annum.

         "Servicing Reserve" shall mean the product of (i) the Servicing Fee Rate, multiplied by (ii) a fraction, the numerator of which is the highest Days Sales Outstanding calculated for each of the most recent 12 monthly periods and the denominator of which is 360.

         "Settlement Date" means (i) with respect to any CP Accrual Period, the 17th calendar day (or if such day is not a Business Day, the next succeeding Business Day) of the month following such CP Accrual Period, (ii) with respect to any Yield Period, the last day of such Yield Period and (iii) following the Claim Payment Date under (and as defined in) the Insurance Policy, each additional day specified by the Insurer.

         "Settlement Period" means:

                  (a) the period from the date of the initial Transfer to the last day of the calendar month in which such date occurs; and

                  (b) thereafter, each period from the last day of the next preceding Settlement Period to the last day of the next following calendar month;

                  provided, however, that the last Settlement Period shall end on the Final Payout Date.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Special Concentration Limit" has the meaning assigned thereto in the Fee Letter.

         "Special Obligor" means each of Wal-Mart Stores, Inc., J.C. Penney Co., Target Corporation, and K-Mart Corp.

         "Subordinated Note" means the WPS Finco Note under and as defined in
Section 3.2 of the Sale Agreement.

         "Subsidiary" of any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

         "Successor Notice" has the meaning set forth in Section 8.01(b).

         "Termination Date" means the earliest of:

                  (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date);

                  (b) the date on which an Event of Bankruptcy shall have occurred with respect to Transferor or WestPoint;

                  (c)      the Scheduled Maturity Date;

                  (d) the date on which the Administrator shall have given notice to Transferor of the Termination Date in accordance with Section 10.02(a), following the occurrence of a Liquidation Event other than a Liquidation Event as described in Section 10.01(e);

                  (e) the date on which the conditions precedent to Transfers and Reinvestment set forth in Section 5.02 are not satisfied (or expressly waived by Transferee) and the Administrator shall have notified Transferor and Servicer in writing that the Liquidation Period has commenced; and

                  (f) that Business Day designated by Transferor by 30 days' prior written notice to the Administrator.

         "Transaction Documents" means this Agreement, each Lock-Box/Collection Account Agreement, the Sale Agreement, the Liquidity Agreement, the Insurance Policy, the Fee Letter, the Mandate Letter, the New Mandate Letter, each Monthly Report, each Interim Report and the other documents to be executed and delivered in connection herewith.

         "Transaction Party" and "Transaction Parties" have the meanings set forth in the preamble.

         "Transfer" has the meaning set forth in Section 1.01.

         "Transferee" has the meaning set forth in the preamble.

         "Transferee's Total Investment" means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Transferor for Transfers pursuant to Section 1.01 and 1.03, less (b) the aggregate amount of Collections theretofore received and actually distributed to Transferee on account of such Transferee's Total Investment pursuant to Section 1.03.


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

         "Transferee's Tranche Investment" means in relation to any Asset Tranche the amount of the Transferee's Total Investment allocated by the Administrator to that Asset Tranche pursuant to Section 2.01, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Transferee's Total Investment.

         "Transfer Limit" means $160,000,000, as such amount may be reduced pursuant to Section 1.06.

         "Transferor" has the meaning set forth in the preamble.

         "Transferor Information" has the meaning set forth in Section 14.07(a).

         "Transferor Information Provider" has the meaning set forth in Section 14.07(a).

         "Trust" means the WestPoint Stevens Receivables Master Trust.

         "Trustee" means Chase Manhattan Bank, as trustee for the Trust.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "Unmatured Liquidation Event" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

         "Unpaid Balance" of any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees.

         "Unused Fee" has the meaning set forth in the Fee Letter.

         "Wachovia" has the meaning set forth in the preamble.

         "WestPoint" has the meaning set forth in the preamble.

         "Yield Period" with respect to any Asset Tranche funded by a Liquidity Funding means:

                  (a) the period commencing on the date of the initial Transfer of the Asset Interest, the making of such Liquidity Funding or the creation of such Asset Tranche pursuant to Section 2.01 (whichever is latest) and ending such number of days thereafter as the Administrator shall select; and


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

                  (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrator shall select; provided, however, that

                           (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

                           (ii) in the case of Yield Periods of one day for any Asset Tranche, (A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

                           (iii) in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Administrator.

         "Yield Reserve" shall mean, on any date of determination, 1.5 times the Alternate Base Rate multiplied by a fraction the numerator of which is the 12-month high Days Sales Outstanding and the denominator of which is 360.

         B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

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